SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
(AMENDMENT NO. TWO)

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
          [x]      Preliminary Proxy Statement
          [  ]      Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
          [  ]      Definitive Proxy Statement
          [  ]      Definitive Additional Materials
          [  ]      Soliciting Material Under Rule 14a-12

WLR Foods, Inc.
(Name of Registrant as Specified in Its Charter)
______________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box)
          [x]     No fee required.
          [  ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1)and 0-11.
                   1)     Title of each class of securities to which transaction applies:
                            WLR Foods, Inc. common stock
                   2)     Aggregate number of securities to which transaction applies: 17,155,317
                   3)     Per unit price or other underlying value of transaction computed pursuant to
                           Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                           Cash merger consideration of $14.25 will be exchanged for each of the
                           16,458,056 shares of WLR Foods, Inc. common stock outstanding. Fee calculated on the basis of 1/50 of 1% of the aggregate merger consideration of $234,527,298.00.
                   4)     Proposed maximum aggregate value of transaction: $244,463,267.25
                   5)     Total fee paid: $46,905.46
          [x]      Fee paid previously with preliminary materials: $46,905.46
          [  ]      Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
                    1)     Amount Previously Paid:
                           _____________________
                    2)     Form, Schedule or Registration Statement No.
                           _____________________
                    3)     Filing Party:
                           ___________________
                    4)     Date Filed:
                           ___________________

WLR FOODS, INC.
P. O. Box 7000
Broadway, VA 22815-7000

[November __, 2000]

Dear WLR Foods, Inc. Shareholder:

          You are cordially invited to attend a special meeting of the shareholders of WLR Foods, Inc. (WLR Foods) to be held at [Four Points Hotel], [1400 East Market Street, Harrisonburg, Virginia], on [day], [January __, 2001], at [10:00 a.m.,] local time. At the special meeting, you will be asked to consider and vote to approve and adopt a merger agreement under which Pilgrim's Pride Corporation would acquire WLR Foods by merger and you would be entitled to receive $14.25 cash for each share of WLR Foods common stock you hold.

          Detailed information concerning the merger is set forth in the accompanying Proxy Statement, and a copy of the merger agreement is attached as Appendix A to the Proxy Statement. You are urged to read the accompanying material carefully.

          THE BOARD OF DIRECTORS, AFTER CAREFUL CONSIDERATION, HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT, DETERMINING IT TO BE IN THE BEST INTERESTS OF WLR FOODS. THE BOARD RECOMMENDS THAT HOLDERS OF COMMON STOCK VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

          YOUR VOTE IS VERY IMPORTANT. To assure that your shares are represented at the special meeting, please complete, sign and date the enclosed proxy card and return it in the enclosed postage prepaid envelope. This will allow your shares to be represented at the meeting whether or not you attend the meeting.

          In light of the special meeting and its purpose, the annual meeting for the election of directors is indefinitely postponed and will be deemed canceled if the merger is consummated.

                                                                                                     Sincerely yours,

                                                                                                     James L. Keeler
                                                                                                     Chief Executive Officer
                                                                                                     and President

WLR FOODS, INC.
P. O. Box 7000
Broadway, VA 22815-7000
(540) 896-7001

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

          A special meeting of shareholders of WLR Foods, Inc., a Virginia corporation ("WLR Foods"), will be held on [day], [January __, 2001], at [10:00 a.m.,] local time, at [Four Points Hotel], [1400 East Market Street, Harrisonburg, Virginia,] for the following purposes:

          1.       To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of September 27, 2000, among WLR Foods, Pilgrim's Pride
                     Corporation ("Pilgrim's Pride") and PPC Acquisition Corp., a wholly-owned subsidiary of Pilgrim's Pride ("Merger Sub") that will result in:

  Merger Sub merging with and into WLR Foods, with WLR Foods being the surviving corporation and becoming a wholly-owned subsidiary of Pilgrim's
  Pride; and
  each outstanding share of WLR Foods common stock held immediately prior to the effective time of the merger being converted into the right to receive
  $14.25 in cash, without interest, subject to reduction for withholding taxes, if any.

          2.       To transact such other business as may properly come before the special meeting or any adjournment or postponement of the special meeting, including without limitation, potential adjournments or postponements of the special meeting for the purpose of soliciting additional proxies in order to approve and adopt the merger agreement.

          Only those shareholders of record at the close of business on [record date] will be entitled to notice of and to vote at the special meeting or any adjournment or postponement of the special meeting. To assure you are represented at the meeting, you are urged to sign, date and return the enclosed proxy card as promptly as possible in the postage prepaid envelope enclosed for that purpose. Any shareholder attending the special meeting may vote in person even if he or she has returned a proxy card.

          Your attention is directed to the Proxy Statement accompanying this notice for a more complete statement regarding the matters proposed to be acted upon at the special meeting. A copy of the merger agreement is attached as Appendix A to the accompanying Proxy Statement.

PLEASE SIGN AND DATE THE ACCOMPANYING PROXY CARD AND RETURN IT IN THE STAMPED, SELF-ADDRESSED ENVELOPE ENCLOSED FOR YOUR USE.

PLEASE DO NOT SEND YOUR WLR FOODS COMMON STOCK CERTIFICATES TO WLR FOODS WITH YOUR PROXY CARD. IF THE MERGER IS CONSUMMATED, YOU WILL RECEIVE A LETTER CONTAINING INSTRUCTIONS FOR THE SURRENDER OF YOUR WLR FOODS COMMON STOCK CERTIFICATES FOR PAYMENT.

                                                                       By Order of the Board of Directors

                                                                       Jane T. Brookshire
                                                                       Secretary

[November __, 2000]
Broadway, Virginia

WLR FOODS, INC.
P. O Box 7000
Broadway, VA 22815-7000
(540) 896-7001

PROXY STATEMENT

INTRODUCTION

          This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of WLR Foods, Inc. ("WLR Foods") of proxies for use at the special meeting of shareholders to be held on [day], [January __, 2001], at [10:00 a.m.,] local time, at [Four Points Hotel], [1400 East Market Street, Harrisonburg, Virginia]. The approximate mailing date of this Proxy Statement and the accompanying proxy is [November __, 2000].

          At the special meeting, shareholders will be asked to approve the Agreement and Plan of Merger, dated as of September 27, 2000, among WLR Foods, Pilgrim's Pride Corporation ("Pilgrim's Pride") and PPC Acquisition Corp., a wholly-owned subsidiary of Pilgrim's Pride ("Merger Sub"). Consummation of the merger will result in:

  Merger Sub merging with and into WLR Foods, with WLR Foods as the surviving corporation and a wholly-owned subsidiary of Pilgrim's Pride; and

  each outstanding share of WLR Foods common stock held immediately prior to the effective time of the merger being converted into the right to receive $14.25 in cash, without interest, subject to reduction for withholding taxes, if any.

          As of [record date] ("the record date"), WLR Foods had _______ shares of common stock, no par value, outstanding. Only shareholders of record at the close of business on the record date are entitled to notice of and to vote at the special meeting. Each shareholder will be entitled to one vote for each share of common stock outstanding in the shareholder’s name on the records of WLR Foods as of the record date. The affirmative vote of more than two-thirds of the outstanding shares of WLR Foods common stock entitled to vote is required to approve and adopt the merger agreement and to consummate the merger.

          All proxies duly executed and received will be voted on all business properly presented at the special meeting. Only such business that is brought before the special meeting by or at the direction of the Board of Directors will be conducted at the special meeting. Proxies that specify a vote on a proposal will be voted in accordance with such specification. Proxies that do not specify a vote on a proposal will be voted in accordance with the recommendation of the Board of Directors. The Board of Directors knows of no other business to be brought before the special meeting. However, if other business is properly brought before the special meeting, the holders of the proxies will vote on those proposals at their discretion, as permitted by law. A shareholder voting by means of a proxy has the power to revoke it at any time before it is exercised by submitting another proxy bearing a later date, by notifying the Secretary of WLR Foods in writing of such revocation, or by voting in person at the special meeting.

WLR FOODS' BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT, DETERMINING IT TO BE IN THE BEST INTERESTS OF WLR FOODS. THE BOARD RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT AND THE MERGER.

          WLR Foods will pay the expense of soliciting proxies. Proxies will be solicited by mail and may also be solicited by telephone calls or personal calls by officers, directors, or employees of WLR Foods, none of whom will be specially compensated for soliciting proxies. WLR Foods has retained the services of D. F. King & Co., Inc. to assist in the solicitation. Fees for such services are estimated to be approximately $7,500 plus reasonable out-of-pocket expenses.

SUMMARY

          This summary highlights selected information presented in this Proxy Statement and may not contain all of the information that is important to you. To more fully understand the proposal to be voted on at the special meeting, and for a more complete description of the legal terms of the merger, you should read carefully the entire Proxy Statement and the documents to which it refers. A copy of the merger agreement is attached as Appendix A to this Proxy Statement. We have included page references parenthetically in this summary to direct you to a more complete description of the topics elsewhere in this Proxy Statement.

MERGER DESCRIPTION

  The Proposed Merger (See page 23.)

If the merger agreement is adopted and approved by WLR Foods shareholders at the special meeting, the merger will be accomplished as follows. For purposes of effecting the merger, Pilgrim's Pride has created a wholly-owned subsidiary (the Merger Sub) which will merge with WLR Foods. Upon merging with WLR Foods, the corporate existence of the Merger Sub will immediately cease, making WLR Foods a wholly-owned subsidiary of Pilgrim's Pride. Also immediately upon the merger, WLR Foods' name will be changed to "Pilgrim's Pride Corporation of Virginia, Inc."

In exchange for acquiring ownership of WLR Foods through this merger, Pilgrim's Pride will purchase, in cash, all shares of WLR Foods common stock for $14.25 per share. The merger is expected to occur promptly after the special meeting, in January. At that time, WLR Foods shareholders will be notified how to surrender their WLR Foods stock certificates and be paid for them. Once the merger is effective, your stock will represent only the right to be paid cash, as described herein. You will no longer be a shareholder of WLR Foods, and you will not become a shareholder of Pilgrim's Pride by virtue of the merger.

  What You Will Receive in the Merger (See page 23.)

Each share of WLR Foods common stock held immediately prior to the effective time of the merger will be converted into the right to receive $14.25 in cash, without interest, subject to reduction for withholding taxes, if any.

WLR FOODS SHAREHOLDERS SHOULD NOT SEND IN THEIR STOCK CERTIFICATES FOR PAYMENT UNTIL INSTRUCTED TO DO SO AFTER THE MERGER IS COMPLETED.

  The Companies Involved in the Merger

          Pilgrim's Pride Corporation
          110 South Texas Street
          Pittsburg, TX 75686
          (903) 855-1000

Pilgrim's Pride, a fully integrated chicken company, is currently ranked the fifth largest chicken company, and the second largest further processor of chicken, in the United States. (See page 32.)

          WLR Foods, Inc.
          P. O. Box 7000
          Broadway, VA 22815-7000
          (540) 896-7001

WLR Foods is a fully integrated provider of turkey and chicken products marketed primarily under the Wampler Foods brand. It is nationally ranked as the fourth largest turkey company and the seventh largest poultry food processor by sales volume. (See page 30.)

          PPC Acquisition Corp.
          110 South Texas Street
          Pittsburg, TX 75686
          (903) 855-1000

PPC Acquisition Corp. is a Virginia corporation, formed as a subsidiary of Pilgrim's Pride to effect the merger. PPC Acquisition Corp. will not have any significant assets or liabilities or engage in any activities other than those related to completing the merger.

  Recommendation of the Board of Directors of WLR Foods (See page 14.)

The WLR Foods Board of Directors believes that the merger is in the best interests of WLR Foods, and it recommends that you vote "FOR" the proposal to approve and adopt the merger agreement.

  Reasons for the Merger (See page 14.)

  WLR Foods' Board of Directors believes that the merger will achieve greater value at this time for WLR Foods shareholders as compared with remaining a public company and that it is now desirable to combine WLR Foods with another successful poultry company. In reaching its determination, WLR Foods' Board of Directors considered various factors, such as the value to be received per share of WLR Foods common stock in the merger, WLR Foods' historical and existing market position, the results of prior negotiations and efforts to enter into business combination transactions, and the unlikelihood of a superior proposal.

  Opinion of Financial Advisor to WLR Foods (See pages 14-19.)

In connection with the merger, WLR Foods' Board of Directors received an opinion from WLR Foods' financial advisor, BMO Nesbitt Burns Corp. ("Nesbitt Burns") as to the fairness, from a financial point of view, of the merger consideration to the holders of WLR Foods common stock, other than Pilgrim's Pride, Merger Sub and their affiliates. Nesbitt Burns' written opinion, dated September 27, 2000, is attached to this Proxy Statement as
Appendix B. We encourage you to read this opinion carefully in its entirety for a description of the procedures followed, assumptions made, matters considered and limitations on the review undertaken by Nesbitt Burns in providing its opinion.

NESBITT BURNS' OPINION IS ADDRESSED TO THE WLR FOODS BOARD OF DIRECTORS AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER WITH RESPECT TO ANY MATTERS RELATING TO THE PROPOSED MERGER.

SPECIAL MEETING AND VOTING

  Date, Time, Place and Purpose of the Special Meeting (See page 10.)

WLR Foods will hold a special meeting of shareholders on [day], [January __, 2001], at [10:00 a.m.,] local time, at [Four Points Hotel], [1400 East Market Street, Harrisonburg, Virginia]. At the WLR Foods special meeting, the holders of shares of WLR Foods common stock will vote on the approval and adoption of the merger agreement.

  Record Date and Voting Power (See page 10.)

Each WLR Foods shareholder who owned shares of WLR Foods common stock as of the close of business on the record date of [record date] is entitled to vote at the special meeting. On the record date, there were___________ shares of WLR Foods common stock outstanding held by approximately ____ record holders.

Each shareholder is entitled to one vote for each share of WLR Foods common stock he or she owned on the record date. The holders of a majority of the shares entitled to vote at the WLR Foods special meeting must be present in person or by proxy in order to constitute a quorum for all matters to come before the special meeting.

  Vote Required (See page 11.)

The affirmative vote of more than two-thirds of the outstanding shares of WLR Foods common stock entitled to vote is required to approve and adopt the merger agreement and to consummate the merger. Failure to return your proxy, or direct your broker how to vote your proxy, will have the effect of voting against the merger.

  Proxies (See page 11.)

WLR Foods will bear its own cost of solicitation of proxies. WLR Foods will reimburse brokerage houses, fiduciaries, nominees and others for their out-of-pocket expenses in forwarding proxy materials to beneficial owners of WLR Foods common stock held in their names. WLR Foods has retained the services of D.F. King & Co., Inc. to assist in the solicitation. Fees for such services are estimated to be approximately $7,500 plus reasonable out-of-pocket expenses.

  Broker Votes (See pages 10-11.)

Shares held in the name of your broker, or in "street name," will not be voted by your broker unless you provide instructions on how to vote. Your broker will provide you directions regarding how to instruct your broker to vote your shares. Without instructions, your shares will not be voted, which will have the same effect as voting against the proposed merger.

  Revoking Your Proxy (See page 11.)

You may change your vote at any time before your proxy is voted at the WLR Foods special meeting. You may do this in one of three ways: (1) you may send the WLR Foods Secretary a written notice stating that you would like to revoke your proxy; (2) you may complete and submit a new proxy card; or (3) you may attend the WLR Foods special meeting and vote in person. If you tell the WLR Foods Secretary that you want to cancel your proxy and vote in person, simply attending the WLR Foods special meeting will not revoke your proxy; you must also vote at the special meeting.

If you choose either of the first two options above, you must submit your notice of revocation or your new proxy card to WLR Foods at the address given in the section entitled, "The Special Meeting - Revocation of Proxies," page 14. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change your vote or to vote in person at the WLR Foods special meeting.

  Interests of Certain Persons in the Merger (See pages 19-21.)

As of the record date, the directors and executive officers of WLR Foods and their affiliates directly owned an aggregate of ________ shares of WLR Foods common stock, representing approximately ___% of the shares of WLR Foods common stock outstanding on the record date. See "Security Ownership of Principal Shareholders and Management of WLR Foods on pages 40-42.

Some directors and executive officers of WLR Foods have interests in the merger that are different from, or in addition to, your interests as a shareholder. These interests may relate to or arise from, among other things, option payments, change-in-control payments and employment agreements with Pilgrim's Pride which are discussed in more detail in "The Merger - Interests of Directors and Executive Officers in the Merger" on pages 19-21.

SELECTED MERGER AGREEMENT PROVISIONS

  Conditions to the Merger (See page 27.)

The completion of the merger depends upon the satisfaction of a number of conditions, the primary ones being:

  the approval of the merger by WLR Foods shareholders;

  the expiration or termination of the waiting period applicable to the consummation of the merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;

  the absence of governmental actions having the effect of making the merger illegal or otherwise prohibiting the merger;

  the non-occurrence of any material adverse change in WLR Foods;

  the material correctness of the representations and warranties of the parties contained in the merger agreement and the material performance of the obligations of the parties to be performed under the merger agreement; and

  required environmental audits being timely delivered and such audits, when delivered, not identifying conditions that could reasonably be expected to result in remediation costs in excess of $1 million.

The last three of these conditions may be waived by the party entitled to assert the condition.

  Termination of the Merger Agreement (See page 28.)

WLR Foods and Pilgrim's Pride may, by mutual written consent, agree to terminate the merger agreement without completing the merger, and either company may terminate the merger agreement if any of the following occurs:

  the merger is not approved by WLR Foods shareholders at the special meeting or any adjournment or postponement thereof;

  the merger is not consummated by March 30, 2001;

  any final, nonappealable order of any governmental entity or court is in effect that prevents consummation of the merger; or

  a breach by the other party of any representation, warranty, covenant or agreement under the merger agreement, or a representation or warranty by the other party shall have become untrue, and, in either case, the same cannot be cured.

Pilgrim's Pride can terminate the merger agreement if any of the following occurs:

  WLR Foods' Board of Directors withdraws or modifies in any respect adverse to Pilgrim's Pride its approval or recommendation of the merger agreement or merger;

  WLR Foods' Board of Directors recommends to WLR Foods shareholders any "Takeover Proposal" (as defined by the merger agreement) other than the merger;

  a tender offer or exchange offer for 20% or more of WLR Foods common stock is announced or commenced and WLR Foods' Board of Directors fails to recommend against it; or

  WLR Foods does not timely deliver environmental assessments or the assessments, once delivered, identify remediation expected to cost more than $1 million.

WLR Foods can terminate the merger agreement in connection with a superior "Takeover Proposal" (as defined in the merger agreement) if, after consultation with independent legal counsel, it determines in its good faith business judgment that termination is required in order for the Board to satisfy its legal duties to WLR Foods. WLR Foods cannot terminate for this reason until it first pays a $10 million termination fee, discussed below.

  Termination Fees Under the Merger Agreement (See page 29.)

In certain circumstances, the party terminating the merger agreement may require the other party to pay the terminating party's expenses in connection with the proposed merger.  Additionally, if the merger agreement is terminated for reasons related to the Board's accepting a superior "Takeover Proposal" (as defined in the merger agreement), the merger agreement may also require WLR Foods to pay Pilgrim's Pride a termination fee of $10 million.

  Dissenters' Rights

There are no dissenters' rights in connection with the merger.

FINANCIAL, TAX, ACCOUNTING AND REGULATORY MATTERS

  Financing for the Merger (See page 21.)

Pilgrim's Pride will fund the merger consideration with cash from operations and credit facilities obtained in connection with the transaction.

  Accounting Treatment (See page 21.)

The merger will be treated as a "purchase" in accordance with generally accepted accounting principles.

  Tax Consequences (See page 22.)

In general, each WLR Foods shareholder will recognize a capital gain or loss equal to the difference between the cash received in payment for such shareholder's stock and the shareholder's adjusted tax basis in such stock. BECAUSE INDIVIDUAL CIRCUMSTANCES MAY DIFFER, EACH SHAREHOLDER IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR TO DETERMINE THE PARTICULAR TAX EFFECTS OF THE MERGER, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND OTHER TAX LAWS.

  Regulatory Matters (See page 22.)

The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "Hart-Scott-Rodino Act"), requires WLR Foods and Pilgrim's Pride to furnish certain information and materials to the Antitrust Division of the Department of Justice and the Federal Trade Commission and requires that a 30-day waiting period expire or be terminated before the merger can be completed. WLR Foods and Pilgrim's Pride filed the required information and materials on October 10, 2000.

FURTHER INFORMATION

  Additional Information (See page 33.)

This document contains important information regarding the proposed merger, as well as information about Pilgrim's Pride and WLR Foods. It also contains important information about the factors management and the Board of Directors of WLR Foods considered in evaluating the proposed merger. We urge you to read this document carefully, including the appendices, and to consider how the merger affects you as a shareholder.

  Shareholder Questions

If you have more questions about the merger, you may contact:

Elizabeth M. Mullins
Director of Shareholder Services
WLR Foods, Inc.
P.O. Box 7000
Broadway, VA 22815-7000
(540) 896-0425

THE SPECIAL MEETING

TIME, PLACE AND DATE

          This document is being furnished to WLR Foods shareholders as part of the solicitation of proxies by the WLR Foods Board of Directors for use at a special meeting of shareholders of WLR Foods to be held on [day], [January __, 2001], at [10:00 a.m.,] local time, at [Four Points Hotel], [1400 East Market Street, Harrisonburg, Virginia], and at any adjournment or postponement thereof. This document and the enclosed form of proxy are first being mailed to shareholders of WLR Foods on or about [November __, 2000].

PURPOSE OF THE SPECIAL MEETING

The special meeting will be held for the following purposes:

  To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of September 27, 2000, among WLR Foods, Inc. ("WLR Foods"), Pilgrim's Pride Corporation ("Pilgrim's Pride") and PPC Acquisition Corp., a wholly-owned subsidiary of Pilgrim's Pride ("Merger Sub"), that will result in:

  Merger Sub merging with and into WLR Foods, with WLR Foods being the surviving corporation and becoming a wholly-owned subsidiary of Pilgrim's Pride; and

  each outstanding share of WLR Foods common stock held immediately prior to the effective time of the merger being converted into the right to receive $14.25 in cash, without interest, subject to reduction for withholding taxes, if any.

  To transact such other business as may properly come before the special meeting or any adjournment or postponement of the special meeting, including without limitation, potential adjournments or postponements of the special meeting for the purpose of soliciting additional proxies in order to approve and adopt the merger agreement.

         Only such business that is brought before the special meeting by or at the direction of the Board of Directors will be conducted at the special meeting.

          The WLR Foods Board of Directors, after careful consideration, has unanimously approved the merger agreement and recommends that you vote "FOR" approval and adoption of the merger agreement.

RECORD DATE, OUTSTANDING SHARES AND VOTING

          Only holders of record of WLR Foods common stock at the close of business on the record date of [record date] are entitled to notice of and to vote at the WLR Foods special meeting. On the record date, there were ___________ shares of WLR Foods common stock outstanding held by approximately ____ record holders. Each share of WLR Foods common stock as of the record date entitles its owner to one vote.

QUORUM

          The representation, in person or by properly executed proxy, of the holders of a majority of all of the shares of stock entitled to vote at the WLR Foods special meeting is necessary to constitute a quorum at the WLR Foods special meeting. Shares of WLR Foods common stock represented in person or by proxy will be counted for the purposes of determining whether a quorum is present at the WLR Foods special meeting. Broker non-votes, which are shares held by brokers or nominees for which no instructions are given by the beneficial owners of such shares, will have no effect on establishing a quorum.

VOTE REQUIRED

          The holders of more than two-thirds of the shares of WLR Foods common stock outstanding on the record date and entitled to vote must vote affirmatively to approve and adopt the merger agreement. Shares which abstain from voting will be treated as shares that are present and entitled to vote at the WLR Foods special meeting for purposes of determining whether a quorum exists, but abstentions will have the same effect as votes against approval of the merger agreement. Broker non-votes, which are shares held by brokers or nominees for which no instructions are given by the beneficial owners of such shares, will have the same effect as shares voted against approval of the merger agreement.

          As of the record date, directors and executive officers of WLR Foods and their affiliates have the right to vote approximately ____% of the outstanding shares of WLR Foods common stock.

VOTING OF PROXIES

          All shares of WLR Foods common stock which (i) are entitled to vote, and (ii) are represented at the WLR Foods special meeting by properly executed, unrevoked proxies received prior to or at such meeting will be voted at the WLR Foods special meeting in accordance with the instructions indicated on such proxies. If no instructions are indicated (that is, the proxies are signed without instructions), such proxies will be voted for approval and adoption of the merger agreement.

          The WLR Foods Board of Directors does not know of any matters to be acted on other than as described in the notice of the WLR Foods special meeting. If any other matters are properly presented at the WLR Foods special meeting for consideration, including consideration of a motion to adjourn or postpone such meeting to another time and/or place for the purposes of soliciting additional proxies, the persons named in the enclosed form of proxy and acting under such proxy generally will have discretion to vote on such matters in accordance with their best judgment.

REVOCATION OF PROXIES

          Any proxy given in accordance with this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by:

  giving the Secretary of WLR Foods before the taking of the vote at the WLR Foods special meeting a written notice of revocation bearing a later date than the proxy;

  duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of WLR Foods before the taking of the vote at the WLR Foods special meeting; or

  attending the WLR Foods special meeting and voting in person. Attendance at the WLR Foods special meeting will not in and of itself constitute a revocation of a proxy; the shareholder must also vote in person.

          Any written notice of revocation or subsequent proxy should be sent to WLR Foods, Inc., P.O. Box 7000, Broadway, VA 22815, Attention: Jane T. Brookshire, Secretary, or hand-delivered to the Secretary of WLR Foods before the taking of the vote at the WLR Foods special meeting. Shareholders that have instructed a broker to vote their shares must follow directions received from such broker in order to change their vote or to vote at the WLR Foods special meeting.

SOLICITATION OF PROXIES

         WLR Foods will bear its own cost of solicitation of proxies. WLR Foods will reimburse brokerage houses, fiduciaries, nominees and others for their out-of-pocket expenses in forwarding proxy materials to beneficial owners of WLR Foods common stock held in their names. WLR Foods has retained the services of D. F. King & Co., Inc. to assist in the solicitation. Fees for such services are estimated to be approximately $7,500 plus reasonable out-of-pocket expenses.

THE MERGER

BACKGROUND OF THE MERGER

         Fiscal years ended 1996, 1997 and 1998 were unprofitable years for WLR Foods. During this time, and in response to it, WLR Foods made significant operational and financial changes amidst unfavorable industry conditions. Specifically, during fiscal 1999, WLR Foods sold its subsidiary, Cassco Ice & Cold Storage, Inc., and its chicken complex in Goldsboro, North Carolina, in order to reduce debt and improve its balance sheet. Also in fiscal 1999, WLR Foods converted its North Carolina turkey complex to chicken to reduce sales of commodity turkey products and to replace the Goldsboro chicken volume. In addition, WLR Foods sold its Monroe, North Carolina further processing facility and consolidated all further processing into its upgraded and re-engineered Franconia, Pennsylvania facility. These changes, among others, greatly improved WLR Foods' profitability and financial profile. Yet despite these improvements and the last two profitable years, WLR Foods stock price, like the stock price of many other poultry companies, has steadily declined over the last five years. See "Information Concerning WLR Foods - Market Price of WLR Foods Common Stock and Dividend History," page 30.

         As early as 1997, WLR Foods' Board of Directors considered various strategies, including entering into potential business combinations, to increase shareholder value while further improving operations. Without a strong stock price, however, the Board did not believe WLR Foods was well-positioned for a significant business acquisition. Beginning in early 1999, with a stronger fiscal year underway, the management and Board of Directors of WLR Foods renewed its consideration of potential business combinations, as a buyer, or as seller of all or part of the company, and other strategies aimed at enhancing the value of WLR Foods stock. During this time, over a period of approximately 18 months, WLR Foods engaged Nesbitt Burns, its financial advisor, in connection with these strategic considerations. One such strategy was initiated in December 1999 with the commencement of a stock repurchase program, a program that was suspended earlier this year due to the materiality of negotiations regarding the possible sale of the company's turkey division, as detailed below.

        Regarding its consideration of potential business combinations, during the period beginning in the spring of 1999 and ending when WLR Foods chose to pursue the proposed merger with Pilgrim's Pride, WLR Foods was in contact with five different participants in the food processing industry, including Pilgrim's Pride.  In the spring of 1999, WLR Foods and another poultry processor engaged in discussions regarding WLR Foods' possible purchase of the poultry processing company.  Due to widely differing price expectations, however, these discussions did not result in an offer.  Also in the spring of 1999, WLR Foods was approached by a second poultry processor, this one interested in acquiring WLR Foods.   Preliminary due diligence ensued, but before price was determined, the prospective purchaser abandoned its interest in WLR Foods because it was not interested in acquiring the turkey division.

        In the spring of 2000, WLR Foods approached a poultry processor for the sale of WLR Foods' turkey division.   These discussions led to advanced negotiations and a firm offer to acquire WLR Foods' turkeydivision for approximately $60 million for turkey fixed assets plus an additional payment of approximately $65 to $70 million for turkey inventory, with no assumed debt.  During these negotiations, another food processor contacted WLR Foods and preliminarily expressed its interest in purchasing WLR Foods at no more than book value (at that time, equivalent to approximately $8.90 per share for WLR Foods' shareholders), a value the company rejected.

        In light of the success of the company's negotiations for the sale of the turkey division, WLR Foods decided to contact Pilgrim's Pride to explore its interest in purchasing WLR Foods' chicken division.  Specifically, on August 8, 2000, on behalf of WLR Foods, a representative of Nesbitt Burns contacted David Van Hoose, Chief Executive Officer of Pilgrim's Pride, to inquire whether Pilgrim's Pride would be interested in exploring the acquisition of the company's chicken division.  Mr. Van Hoose expressed interest in this regard and a meeting of representatives from Pilgrim's Pride and WLR Foods was scheduled for August 28, 2000.

         On August 28, 2000, Mr. James L. Keeler, Chief Executive Officer and President of WLR Foods, met with Mr.Van Hoose, along with Pilgrim's Pride representatives Lonnie "Bo" Pilgrim, Chairman of the Board, Clifford E. Butler, Vice Chairman, and Richard A. Cogdill, Executive Vice President and Chief Financial Officer; WLR Foods' Chief Financial Officer Dale S. Lam; and a representative of Nesbitt Burns,.  Rather than proposing a possible purchase of WLR Foods' chicken division, however, Pilgrim's Pride expressed interest in acquiring the entire company.  WLR Foods' representatives indicated the company would be interested in considering such a proposal, and the parties engaged in preliminary discussions regarding price.  These discussions were encouraging, and Pilgrim's Pride requested financial information about WLR Foods to formulate an offer to purchase WLR Foods through a cash merger. WLR Foods and Pilgrim's Pride executed a confidentiality agreement dated August 28, 2000 at that meeting. Later that week, on August 31, 2000, Pilgrim's Pride delivered to WLR Foods a preliminary letter of intent proposing the material terms of a merger of WLR Foods into Pilgrim's Pride for cash.

         On September 1, 2000, Mr. Keeler telephoned WLR Foods' Board of Directors regarding his meeting with Pilgrim's Pride. The Board encouraged Mr. Keeler to continue negotiations and to make a fuller report and recommendation at a meeting to be scheduled within a few weeks.  The Board also directed Mr. Keeler to terminate negotiations with the prospective purchaser of the company's turkey division in favor of pursuing a transaction with Pilgrim's Pride.  The normally scheduled Board meeting of August 22, 2000 was postponed to allow time for continuing negotiations.

         Also on September 1, Messrs. Keeler and Lam, and Messrs. Van Hoose and Cogdill, along with their respective legal counsel, discussed by telephone issues related to the form of the agreement and merger process. The letter of intent was not signed, the parties opting instead for Pilgrim's Pride to undertake its due diligence review of WLR Foods with a view to signing a definitive merger agreement as soon as possible. At the request of Pilgrim's Pride, WLR Foods signed a no-solicitation letter dated September 1, 2000 by which WLR Foods agreed not to negotiate, solicit or provide information regarding the acquisition of WLR Foods by any company other than Pilgrim's Pride until after September 30, 2000.

         During the period beginning September 1, 2000 and continuing until September 26, 2000, the parties negotiated several drafts of the merger agreement, including a firm per-share price of $14.25 per share, or a transactional value of approximately $300 million, including assumed debt and liabilities, and worked on the due diligence review of WLR Foods.

         On September 27, 2000, WLR Foods' Board of Directors held a special meeting attended by all the directors (one via telephone), two directors emeritus, certain members of WLR Foods' senior management, representatives of Nesbitt Burns, and WLR Foods' legal counsel. Prior to the meeting, in addition to the briefing the Board received during the September 1, 2000 conference call with Mr. Keeler, each member of the Board of Directors was presented with a current draft of the merger agreement, a draft of this Proxy Statement, fiscal year-end financial reports, and materials prepared by Nesbitt Burns. At the meeting, legal counsel summarized the terms of the merger agreement, as well as the Board's duties. Nesbitt Burns presented a financial analysis of the merger consideration and orally rendered to the WLR Foods Board of Directors its fairness opinion which was confirmed in writing as of September 27, 2000 a few days later. See "The Merger - Opinion of WLR Foods' Financial Advisor," pages 14-19. Following additional management presentations and Board discussion, the Board of Directors unanimously approved the merger agreement, determining it to be in the best interest of WLR Foods. WLR Foods and Pilgrim's Pride executed the definitive merger agreement the evening of September 27, 2000 and issued a joint press release announcing execution of the merger agreement.

        The Board's decision to pursue and ultimately approve the Pilgrim's Pride transaction was made within the context of a recent firm offer for the acquisition of the company's turkey division, as discussed above.  In concluding that the Pilgrim's Pride offer was superior to the proposed transaction for the sale of the turkey division, the Board considered several factors.  First, maintaining WLR Foods as a chicken-only company for any length of time would have raised difficult operational issues such as separating branding, sales and marketing, administrative support, and the physical spaces used for both turkey and chicken operations or support.  The sale of the turkey division also would have burdened the chicken division with indemnification, obligations, and contingent liabilities related to the turkey assets, likely devaluing the company and the premium hoped to be realized on any potential sale of the chicken division.  The proposed saleof the turkey division would have been a taxable transaction for the company.   WLR Foods was also concerned over its ability to retain key management and custormers during and after an effective split of the company.  Primarily for these reasons, the Board believes the proposed merger is superior in pricing, terms, and structure to the earlier proposed sale of the turkey division, the only other proposed transaction within the last 18 months that advanced to a firm offer.

REASONS FOR THE MERGER

         In reaching its determination to approve the merger and recommend that WLR Foods shareholders vote to approve and adopt the merger agreement, WLR Foods' Board of Directors considered the following material factors:

  The financial and other terms of the merger agreement;

  The fact that the per share price represents a 105% premium to the average closing price of WLR Foods common stock for the three years prior to September 25, 2000;

  The history of the price of WLR Foods common stock over the last several years and its trading volume;

  Investors' lack of interest in "old economy" stocks and institutional investors' lack of interest in small market capitalization stocks;

  The discussions held by WLR Foods with other companies regarding potential business combinations and the Board of Directors' view, in light of these discussions, as to the unlikelihood of a superior proposal;

  WLR Foods' existing competitive and market position;

  The financial presentation of Nesbitt Burns and its opinion as to the fairness, from a financial point of view, of the merger consideration to the holders of WLR Foods common stock, other than Pilgrim's Pride, Merger Sub and their affiliates;

  The provisions of the merger agreement regarding the Board's ability to respond to an unsolicited superior "Takeover Proposal" (as defined in the merger agreement) and the termination fee related to such action;

  The results of operations and financial condition of WLR Foods and the nature of the industry in which it operates;

  Whether Pilgrim's Pride is able to meet its obligations under the merger agreement; and

  Legal matters relating to the merger agreement, including the review provided for under the Hart-Scott-Rodino Act with respect to the antitrust implications of the transaction.

         The WLR Foods Board of Directors did not quantify or otherwise assign relative weights to these factors or determine that any factor was of greatest importance. Based on the combination of these and other factors, the Board determined that a sale of WLR Foods under the terms of the merger would achieve greater value at this time for WLR Foods shareholders as compared with remaining a public company.

RECOMMENDATION OF THE WLR FOODS BOARD OF DIRECTORS

         WLR Foods' Board has unanimously approved the merger agreement, determining it to be in the best interests of WLR Foods. The Board recommends that WLR Foods shareholders vote "FOR" approval and adoption of the merger agreement at the WLR Foods special meeting.

OPINION OF WLR FOODS' FINANCIAL ADVISOR

         On September 27, 2000 Nesbitt Burns delivered an oral opinion, subsequently confirmed in its written opinion to the WLR Foods Board of Directors that, as of such date, the $14.25 per share in cash to be received by the holders of shares (the "Merger Consideration"), other than Pilgrim's Pride, Merger Sub and their affiliates, in the merger was fair from a financial point of view to such holders.

         THE FULL TEXT OF THE WRITTEN OPINION OF NESBITT BURNS, DATED SEPTEMBER 27, 2000, WHICH SETS FORTH ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH THE OPINION, IS ATTACHED AS APPENDIX B AND IS INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT. YOU SHOULD READ THE OPINION IN ITS ENTIRETY.

In connection with its opinion, Nesbitt Burns reviewed, among other things,

  the merger agreement;

  annual reports to shareholders and annual reports on Form 10-K of WLR Foods for the five fiscal years ended July 3, 1999, June 27, 1998, June 28, 1997, June 29, 1996 and July 1, 1995;

  audited financial statements for fiscal year ended July 1, 2000;

  interim reports to shareholders and quarterly reports on Form 10-Q of WLR Foods;

  other communications from WLR Foods to its shareholders; and

  certain internal financial analyses and forecasts for WLR Foods prepared by its management.

         Nesbitt Burns also held discussions with members of the management of WLR Foods regarding its past and current business operations, financial condition and future prospects.

In addition, Nesbitt Burns:

  reviewed the reported price and trading activity for WLR Foods common stock;

  compared certain financial and stock market information for WLR Foods with similar information for certain other companies the securities of which are publicly traded;

  reviewed the financial terms of certain recent business combinations in WLR Foods' industries specifically and in other industries generally; and

  performed such other studies and analyses as Nesbitt Burns considered appropriate.

         Nesbitt Burns assumed and relied upon the accuracy and completeness of all information supplied or otherwise made available to it by WLR Foods or obtained from other sources, and upon the assurance of WLR Foods' management that they are not aware of any information or facts that would make the information provided to Nesbitt Burns incomplete or misleading. Nesbitt Burns did not independently verify such information, undertake an independent appraisal of the assets or liabilities (contingent or otherwise) of WLR Foods, or receive any such appraisals. With respect to financial forecasts for WLR Foods, Nesbitt Burns has been advised by WLR Foods, and has assumed, without independent investigation, that they have been reasonably prepared and reflect the best currently available estimates and judgement of management as to the expected future financial performance of WLR Foods.

         In connection with its engagement, Nesbitt Burns was requested to approach, and it held discussions with, a limited number of third parties to solicit indications of interest in the possible acquisition of WLR Foods or certain of its assets. The opinion of Nesbitt Burns does not address the relative merits of the transaction contemplated pursuant to the merger agreement as compared to any alternative business transaction that might be available to WLR Foods. The opinion expressed by Nesbitt Burns was provided for the information and assistance of the Board of Directors of WLR Foods in connection with its consideration of the transaction contemplated by the merger agreement, and such opinion does not constitute a recommendation as to any action the Board of Directors of WLR Foods or any shareholder of WLR Foods should take in connection with the merger or any aspect thereof and is not a recommendation to any person on how such person should vote with respect to the merger. Although Nesbitt Burns evaluated the Merger Consideration from a financial point of view, Nesbitt Burns was not asked to and did not recommend the specific consideration payable in the merger, which was determined through negotiations between WLR Foods and Pilgrim's Pride. Nesbitt Burns' opinion relates solely to the fairness, from a financial point of view, of the Merger Consideration to the shareholders of WLR Foods other than the Pilgrim's Pride and its affiliates. Nesbitt Burns has expressed no opinion as to the structure, terms or effect of any other aspect of the merger or the other transactions contemplated by the merger agreement.

         The following is a summary of the material financial analyses used by Nesbitt Burns in connection with providing its oral opinion to the WLR Foods Board of Directors on September 27, 2000.

THE FOLLOWING SUMMARIES OF FINANCIAL ANALYSES INCLUDE INFORMATION PRESENTED IN TABULAR FORMAT. YOU SHOULD READ THESE TABLES TOGETHER WITH THE TEXT OF EACH SUMMARY.

Historical Trading Analysis

        Nesbitt Burns calculated the premium being paid to the holders of shares in the merger relative to the closing price of WLR Foods common stock on September 25, 2000 and relative to the average closing price for such stock over selected historical periods ending on September 25, 2000 as follows:

Date or Period	Merger Premium
Market price as of September 25, 2000	138%
1-week average ending September 25, 2000	143%
2-week average ending September 25, 2000	149%
1-month average ending September 25, 2000	172%
2-month average ending September 25, 2000	190%
3-month average ending September 25, 2000	197%
6-month average ending September 25, 2000	195%
1-year average ending September 25, 2000	162%

Comparison of Selected Public Companies

            Nesbitt Burns reviewed and compared selected financial information, ratios and public market multiples for WLR Foods to corresponding financial information, ratios and public market multiples for the following publicly traded food processing companies (collectively, the "Comparable Companies"):

  Cagle's, Inc.

  ConAgra, Inc.
  Pilgrim's Pride Corporation
  Sanderson Farms, Inc.
  Tyson Foods, Inc.

            The selected companies were chosen because they are publicly traded companies that, for purposes of this analysis, may be considered similar to WLR Foods. Nesbitt Burns calculated and compared various financial multiples and ratios. The multiples and ratios were calculated using the closing price for WLR Foods common stock and each of the selected companies on September 25, 2000 and were based on the most recent publicly available information. The earnings estimates utilized for WLR Foods and the Comparable Companies were based on estimates obtained from I/B/E/S International Inc., a provider of financial information, as of September 25, 2000.

            Nesbitt Burns' analyses of the selected companies compared the following to the results for WLR Foods:

  Closing price as a multiple of latest twelve month ("LTM") and forecasted current earnings;

  Enterprise value (value of equity plus total debt plus preferred stock plus minority interest less cash) as a multiple of LTM sales;

  Enterprise value as a multiple of LTM earnings before interest and taxes ("EBIT"); and

  Enterprise value as a multiple of LTM earnings before interest, taxes, depreciation and amortization ("EBITD").

The results of these analyses are summarized as follows:

	Price to LTM Earnings (1)	Price to Forecasted Current Year Earnings (1)	Enterprise Value to LTM Sales	Enterprise Value to LTM EBIT (1)	Enterprise Value to LTM EBITDA (1)
WLR Foods Implied Multiple at Merger Price	105.5x	28.5x	.36x	46.0x	12.2x
Comparable Companies Range	3.4x - 13.6x	5.2x - 13.7x	.30x - .68x	4.8x - 11.1x	3.5x - 8.1x
Comparable Companies Mean	8.6x	9.6x	.46x	8.7x	5.8x
Comparable Companies Median	8.7x	10.0x	.41x	9.5x	5.8x

(1)     Companies with negative operating income have been excluded from the range and the mean and median calculations.

            Nesbitt Burns applied a range of selected multiples derived from the selected companies of forecasted current year earnings and LTM EBITDA to corresponding financial data of WLR Foods in order to derive an implied equity reference range for WLR Foods. This analysis resulted in an implied equity reference range for WLR Foods of approximately $3.99 to $6.21 per share.

Selected Transactions Analysis

            Nesbitt Burns analyzed certain information relating to nine selected transactions in the food processing industry since 1995. These transactions included:

  IBP Inc.'s acquisition of Corporate Brand Foods America

  ConAgra, Inc.'s acquisition of Seaboard Corporation's Poultry Division

  James Richardson International, Ltd.'s acquisition of Canbra Foods

  IBP Inc.'s acquisition of Thorn Apple Valley, Inc.

  IBP Inc.'s acquisition of H&M Food Systems

  Smithfield Foods, Inc. acquisition of Schneider Corp.

  ConAgra Inc.'s acquisition of GoodMark Foods, Inc.

  Tyson Foods Inc.'s acquisition of Hudson Foods Inc.

  IBP Inc.'s acquisition of Food Brands of America

Nesbitt Burns' analysis of the selected transactions compared the following to the results for WLR Foods:

  Enterprise value as a multiple of LTM sales;

  Enterprise value as a multiple of LTM EBIT; and

  Enterprise value as a multiple of LTM EBITDA.

  The results of these analyses are summarized as follows:

	Enterprise Value to LTM Sales	Enterprise Value to LTM EBIT (1)	Enterprise Value to LTM EBITDA (1)
WLR Foods Implied Multiple at Merger Price	.36x	46.0x	12.2x
Selected Transactions Range	.25x - 1.36x	9.1x - 19.1x	5.9x - 12.2x
Selected Transactions Mean	.70x	13.1x	9.1x
Selected Transactions Median	.76x	12.0x	8.7x

(1)    Certain transactions were excluded from the range and the mean and median calculations due to negative operating results in the quarter leading to the transaction or because the transaction was a purchase out of bankruptcy.

            Nesbitt Burns applied a range of selected multiples derived from the selected transactions of LTM EBITDA to corresponding financial data of WLR Foods in order to derive an implied equity reference range for WLR Foods. This analysis resulted in an implied equity reference range for WLR Foods of approximately $9.48 to $10.07 per share.

Discounted Cash Flow Analysis

            Using a discounted cash flow analysis, Nesbitt Burns calculated the present value of the estimated unlevered free cash flows of WLR Foods for fiscal years 2001 to 2005, as prepared by the management of WLR Foods. Nesbitt Burns determined certain equity value reference ranges for WLR Foods based upon the sum of (i) the discounted value (using various discount rates ranging from 11.0% to 12.0%) of the estimated unlevered free cash flows of WLR Foods, plus (ii) the discounted value (using various discount rates from 11.0% to 12.0%) of the product of (a) estimated EBITDA for WLR Foods for fiscal year 2005 and (b) various terminal value multiples (ranging from 4.0x to 6.0x), less (iii) total debt net of cash. This analysis resulted in an equity value reference range per share of WLR Foods common stock of $8.06 to $12.67.

            The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Nesbitt Burns' opinion. In arriving at its fairness determination, Nesbitt Burns considered the results of all such analyses. No company or transaction used in the above analyses as a comparison is directly comparable to WLR Foods or the contemplated transaction.

            The analyses were prepared solely for purposes of providing an opinion to the WLR Foods Board of Directors as to the fairness from a financial point of view of the Merger Consideration to be received by the holders (other than Pilgrim's Pride, Merger Sub and their affiliates) of shares in the merger.

            The analyses do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of WLR Foods, Nesbitt Burns or any other person assumes responsibility if future results are materially different from those forecast.

            As described above, Nesbitt Burns' opinion to the WLR Foods Board of Directors was one of many factors taken into consideration by the WLR Foods Board of Directors in making its determination to approve the merger. The foregoing summary does not purport to be a complete description of the analyses performed by Nesbitt Burns.

            Nesbitt Burns' opinion was necessarily based upon financial, economic, market and other conditions as they existed, and the information made available to Nesbitt Burns, as of the date of the opinion. Nesbitt Burns disclaimed any undertaking or obligation to advise any person of any change in any fact or matter affecting the opinion which may come or be brought to Nesbitt Burns' attention after the date of the opinion.

            Nesbitt Burns, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Nesbitt Burns has in the past provided certain investment banking services to WLR Foods, and certain of its affiliates have provided corporate banking services to WLR Foods and Pilgrim's Pride from time to time for which they have received or will receive customary fees and, with respect to WLR Foods, warrants to purchase shares, and Nesbitt Burns may provide investment and corporate banking services to WLR Foods or Pilgrim's Pride and their respective affiliates in the future. In addition, Harris Trust and Savings Bank, an affiliate of Nesbitt Burns, has provided Pilgrim's Pride with a commitment letter in connection with the financing of the merger for which Harris Trust and Savings Bank has received or will receive customary fees. Nesbitt Burns provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold securities, including derivative securities, of WLR Foods or Pilgrim's Pride for its own account and for the accounts of customers.

            Pursuant to a letter agreement dated April 20, 2000, WLR Foods engaged Nesbitt Burns to act as its financial advisor in connection with the possible sale of all or a portion of WLR Foods. Pursuant to the terms of the letter agreement, upon the consummation of the merger, Nesbitt Burns will be entitled to receive a fee of $2,765,000 from WLR Foods in connection with the merger (a portion of which has been previously earned in connection with the engagement of Nesbitt Burns as financial advisor). WLR Foods also has agreed to reimburse Nesbitt Burns for its reasonable out-of-pocket expenses, including counsel fees, and to indemnify Nesbitt Burns against certain liabilities, including certain liabilities under the federal securities laws.

INTERESTS OF DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER

            In considering the recommendation of the WLR Foods Board of Directors, WLR Foods shareholders should be aware that certain of the directors and executive officers of WLR Foods may have interests in the merger that are different from, or in addition to, the interests of WLR Foods shareholders generally, and that may create potential conflicts of interest. The WLR Foods Board of Directors was aware of these interests and considered them, among other factors, in approving the merger agreement. These interests are summarized below.

  Share Ownership

As of the record date, directors and executive officers of WLR Foods and their affiliates directly owned approximately ___% of the outstanding shares of WLR Foods common stock. See "Information Concerning WLR Foods - Security Ownership of Certain Beneficial Owners and Management of WLR Foods," page 31.

  Employment and Severance Arrangements

WLR Foods has previously entered into severance agreements with members of management, including each of the following executive officers: James L. Keeler, Dale S. Lam, Jane T. Brookshire, Ronald E. Morris, Walter F. Shafer, III and John A. Turner. The severance agreements provide that if an executive officer's employment is terminated during the three-year period following a change in control of WLR Foods (which the merger with Pilgrim's Price would constitute), other than for death, cause (willful and continued failure to perform duties or willfully engaging in illegal conduct, defined more specifically in the severance agreements) or disability (as defined in the severance agreements), or if he or she resigns for good reason (includes an adverse change in status or position, a reduction in base salary or benefits, or relocation, defined more specifically in the severance agreements) during such three-year period, he or she is entitled to receive an amount in cash equal to three times his or her total annual compensation, which includes: (A) the higher of (x) his or her annual base salary on the date of termination or (y) his or her annual base salary in effect immediately prior to the change in control and (B) an amount equal to the average of the bonuses awarded to him or her in each of the three previous years, including, in the case of Mr. Keeler, any bonuses awarded pursuant to any deferred compensation arrangements. In the event that such payments become subject to an excise tax imposed by Section 4999 of the Internal Revenue Code (or any similar tax), the executive shall be entitled to receive a "gross-up" payment in respect of such taxes and in respect of any taxes on such gross-up payment as specified in the severance agreement. These severance agreements also provide for the payment in cash of the difference between the termination fair market value (as defined in the severance agreements) and the exercise price, of all unvested stock options, and for the continuation of employee welfare benefits (such as health insurance) for three years after termination if his or her employment is terminated during such three-year period. In addition, Mr. Keeler would be entitled to receive the severance payment and other severance benefits if he resigns for any reason during the 30-day period immediately following the first anniversary of a change in control.

On September 27, 2000, in anticipation of entering into the merger agreement with Pilgrim's Pride, WLR Foods executed new agreements with Messrs. Keeler and Lam which provide as follows. According to a Termination of Severance and Employment Agreement between WLR Foods and Mr. Keeler dated September 27, 2000, if and when the merger is consummated, Mr. Keeler's above-described severance agreement will be terminated and he will resign from all positions with WLR Foods. In return, Mr. Keeler will be paid $900,000. Mr. Keeler's resignation, effective upon the merger, foregoes the salary to which he was entitled under his employment agreement with WLR Foods until June 30, 2001 (the date of termination of his employment agreement), as well as the deferred compensation that would have accrued on his salary until then. Mr. Keeler's deferred compensation will continue to accrue until the effective time of the merger and will be paid to him upon or after the merger. Additionally, he and his wife will continue to enjoy lifetime health benefits after the merger.

Regarding Mr. Lam's severance, according to a Termination of Severance Agreement between WLR Foods and Mr. Lam dated September 27, 2000, if and when the merger is consummated, Mr. Lam's above-described severance agreement will be terminated in return for a $447,750 payment to Mr. Lam. Upon consummation of the merger, Mr. Lam will also receive a 90-day employment agreement with Pilgrim's Pride based on his current annual salary of $185,400.

Notwithstanding the termination agreements, Messrs. Keeler and Lam will be entitled to their vested and unvested options, as more fully described in the next section, "Options."

Also on September 27, 2000, Pilgrim's Pride entered into consulting agreements with Messrs. Keeler and Lam which will take effect if and when the merger is consummated. According to Mr. Keeler's agreement, Pilgrim's Pride will pay $150,000 for Mr. Keeler's consulting services rendered for a period not to exceed two years from the date the merger is consummated. Mr. Lam will be paid $215,000 for consulting services rendered for a period not to exceed two years from the last date of his employment agreement. Additionally, according to a Non-Competition and Non-Disclosure Agreement dated September 27, 2000 between Pilgrim's Pride and Mr. Keeler, during the two-year period ending after the date the merger is consummated, Mr. Keeler agrees not to own, manage or be employed by any business enterprise in competition with Pilgrim's Pride and not to disclose any confidential information relating to WLR Foods or Pilgrim's Pride during such time. In return, Mr. Keeler will be paid $150,000.

The merger agreement does not anticipate any change in the employment arrangements of the remaining executive officers. According to the merger agreement, if the merger is consummated, Pilgrim's Pride will assume the severance agreements for such executive officers and the obligations, if and when they arise, to pay severance thereunder. If the obligations of the severance agreements for the remaining officers are triggered in the first year following the merger, in addition to continuing employee welfare benefits, severance payments for such officers would approximate the following amounts:

Executive Officers                      Potential Severance Payment
Jane T. Brookshire                                  $ 602,535
Ronald E. Morris                                     $ 647,863
Walter F. Shafer, III                                $ 647,863
John A. Turner                                        $ 690,000

These payments do not include option buy-outs, next discussed.

  Options

All options held by executive officers will vest immediately prior to the effective time of the merger. (No directors hold options, other than Mr. Keeler who is also an executive officer.) The holders thereof will receive cash for each option equal to the excess, if any, of the merger consideration over the exercise price per share of such option, less applicable withholding taxes.

The options held by executive officers and Mr. Keeler, who is an officer and director, will be converted into the right to receive cash in the following amounts:

Executive Officers                      Option Payments
James L. Keeler                            $ 1,992,654
Dale S. Lam                                  $    251,560
Jane T. Brookshire                        $    332,109
Ronald E. Morris                           $    289,297
Walter F. Shafer, III                      $    301,797
John A. Turner                               $   197,734

See "Information Concerning WLR Foods - Security Ownership of Principal Shareholders and Management of WLR Foods," page 31.

  Indemnification and Insurance

For a period of six years after the merger agreement, Pilgrim's Pride is obligated to continue in full force and effect for the present and former directors and officers of WLR Foods the indemnification provisions of WLR Foods' current articles and bylaws. Additionally, Pilgrim's Pride agrees to indemnify these individuals against all losses, expenses (including attorneys' fees), claims, damages, liabilities or amounts that are paid or are otherwise incurred in connection with any claim, action, suit, proceeding or investigation arising out of matters existing or occurring at or prior to the merger. Pilgrim's Pride must also keep in effect for a period of six years after the merger directors' and officers' liability insurance on terms comparable to the insurance WLR Foods now maintains for such persons.

FINANCING FOR THE MERGER

            Pilgrim's Pride intends to fund the merger consideration with cash from operations and credit facilities obtained in connection with the merger.

EXPECTED ACCOUNTING TREATMENT OF THE MERGER

            The merger will be accounted for using the purchase method of accounting for financial reporting purposes under accounting principles generally accepted in the United States. Under this method of accounting, the aggregate consideration paid by Pilgrim's Pride in connection with the merger will be allocated to WLR Foods’ assets and liabilities based on their fair values, with any excess or deficit being treated as goodwill. Goodwill from such an acquisition is generally amortized in equal annual installments over a period of time. The assets and liabilities and results of operations of WLR Foods will be consolidated into the assets and liabilities and results of operations of Pilgrim's Pride from the date of the merger.

HART-SCOTT-RODINO FILING

            Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules promulgated thereunder, certain transactions, including the merger, may not be consummated until Notification and Report Forms pursuant to the Act have been filed with the Antitrust Division of the Department of Justice and the Federal Trade Commission (the "FTC") and a 30-day waiting period requirement has been satisfied. On October 10, 2000, Pilgrim's Pride and WLR Foods each filed a Notification and Report Form pursuant to the Act with the Antitrust Division and the FTC. At any time before or after the merger, the FTC, the Antitrust Division or others could take action under the antitrust laws with respect to the merger, including seeking to enjoin the consummation of the merger, to rescind the merger or to require either Pilgrim's Pride or WLR Foods to divest substantial assets. Neither WLR Foods nor Pilgrim's Pride believes the merger will violate the antitrust laws or will be enjoined, however there can be no assurance that a challenge to the merger on antitrust grounds will not be made or, if such a challenge is made, that it would not be successful.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

            Upon consummation of the merger, each outstanding share of WLR Foods common stock will be converted into the right to receive $14.25 in cash, without interest, subject to reduction for applicable withholding taxes. The following discussion is a summary of the principal federal income tax consequences of the merger to the shareholders of WLR Foods whose shares of common stock are surrendered pursuant to the merger. The discussion below does not purport to deal with all aspects of federal income taxation that may affect particular shareholders in light of their individual circumstances, and is not intended for shareholders subject to special treatment under the federal income tax law, including insurance companies, tax exempt organizations, financial institutions, broker-dealers, foreign persons, shareholders who hold their stock as part of a hedge, appreciated financial position, straddle or conversion transaction, shareholders who do not hold their stock as capital assets and shareholders who have acquired their stock upon the exercise of employee options or otherwise as consideration. In addition, the discussion below does not consider the effect of any applicable state, local or foreign tax laws. The discussion below is based upon current provisions of the Internal Revenue Code of 1986, as amended, currently applicable treasury regulations promulgated thereunder, and judicial and administrative decisions and rulings. Future legislative changes, judicial administrative changes or interpretations could alter or modify the statements and conditions set forth herein, and these changes or interpretations could be retroactive and could affect the tax consequences to the shareholders of WLR Foods.

            THIS DISCUSSION DOES NOT ADDRESS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE IMPORTANT TO A SHAREHOLDER BASED ON SUCH HOLDER’S PARTICULAR CIRCUMSTANCES AND DOES NOT ADDRESS ANY ASPECT OF STATE, LOCAL OR FOREIGN TAX LAWS. BECAUSE INDIVIDUAL CIRCUMSTANCES MAY DIFFER, EACH SHAREHOLDER IS URGED TO CONSULT SUCH SHAREHOLDER’S OWN TAX ADVISOR TO DETERMINE THE APPLICABILITY OF THE RULES DISCUSSED BELOW TO SUCH SHAREHOLDER AND THE PARTICULAR TAX EFFECTS OF THE MERGER, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND OTHER TAX LAWS. FOREIGN SHAREHOLDERS SHOULD CONSULT WITH LOCAL ADVISORS AS TO THE TAX CONSEQUENCES OF THE MERGER.

            The right to receive cash pursuant to the merger will be a taxable transaction at the effective time of the merger for federal income tax purposes under the Internal Revenue Code of 1986, as amended. In general, for federal income tax purposes, a shareholder will recognize gain or loss equal to the difference between the cash received by the shareholder pursuant to the merger agreement and the shareholder’s adjusted tax basis in the shares of common stock surrendered pursuant to the merger agreement. Such gain or loss will be a capital gain or loss. The rate at which any such gain will be taxed to non-corporate shareholders (including individuals, estates and trusts) will, as a general matter, depend upon each shareholder’s holding period for the shares of common stock at the effective time of the merger. If a non-corporate shareholder’s holding period for the shares of common stock is more than one year, either a 20% or a 10% capital gains rate generally will apply to such gain, depending on the amount of taxable income of such shareholder for such year. If the shareholder’s holding period for the shares of common stock is one year or less, such gain will be taxed at the same rates as ordinary income. Capital loss generally is deductible only to the extent of capital gain plus ordinary income of up to $3,000. Net capital loss in excess of $3,000 may be carried forward to subsequent taxable years.

            For corporations, capital losses are allowed only to the extent of capital gains, and net capital gain is taxed at the same rate as ordinary income. Corporations generally may carry capital losses back up to three years and forward up to five years.

            Payment in connection with the merger may be subject to "backup withholding" at a 31% rate. Backup withholding generally applies if the shareholder fails to furnish such shareholder’s social security number or other taxpayer identification number ("TIN"), or furnishes an incorrect TIN. Backup withholding is not an additional tax but merely a creditable advance payment which may be refunded to the extent it results in an overpayment of tax, provided that specific required information is furnished to the Internal Revenue Service. Certain persons generally are exempt from backup withholding, including corporations and financial institutions. Certain penalties apply for failure to furnish correct information and for failure to include reportable payments in income. Shareholders should consult with their own tax advisers as to the qualifications and procedures for exemption from backup withholding.

THE MERGER AGREEMENT

            The following is a summary of the material provisions of the merger agreement, a copy of which is attached as Appendix A to this Proxy Statement and is incorporated in this document by reference. The summary is not complete and is qualified in its entirety by reference to the merger agreement. We urge all shareholders of WLR Foods to read the merger agreement in its entirety for a more complete description of the terms and conditions of the merger.

THE MERGER STRUCTURE

            The merger agreement provides that PPC Acquisition Corp., a subsidiary of Pilgrim's Pride, (the "Merger Sub") will be merged with and into WLR Foods. At the time of the merger, the separate corporate existence of the Merger Sub will cease and WLR Foods, under the new name of "Pilgrim's Pride Corporation of Virginia, Inc." will continue as the surviving corporation and as a wholly-owned subsidiary of Pilgrim's Pride. The merger will become effective at the time articles of merger are filed with the State Corporation Commission of the Commonwealth of Virginia or at such later time as agreed to by WLR Foods and Pilgrim's Pride and provided for in the articles of merger.

            None of WLR Foods' directors will be directors of the surviving corporation after the merger, but all of the officers of WLR Foods - other than the Chief Executive Officer and President (Mr. Keeler) and the Chief Financial Officer and Vice President (Mr. Lam) - will be officers of the surviving corporation after the merger. See "Interests of Directors and Executive Officers in the Merger - Employment and Severance Arrangements," pages 19-20.

TREATMENT OF WLR FOODS COMMON STOCK

            At the effective time of the merger, each issued and outstanding share of WLR Foods common stock will be converted into the right to receive $14.25 in cash, without interest, subject to reduction for applicable withholding taxes, if any.

PROCEDURES FOR EXCHANGE OF STOCK CERTIFICATES

            Prior to the merger, Pilgrim's Pride will cause to be deposited with a paying agent, for the benefit of holders of WLR Foods common stock, cash sufficient to pay the aggregate merger consideration in exchange for the shares of WLR Foods common stock outstanding immediately prior to the merger. Promptly after the merger, the paying agent will cause to be mailed to each record holder of WLR Foods common stock a letter of transmittal and instructions regarding how to surrender stock certificates for payment. Holders of certificates who surrender their certificates together with a duly executed letter of transmittal will be entitled to receive $14.25 in cash per share payable to the holders thereof, without interest, subject to reduction for applicable withholding taxes. The surrendered WLR Foods certificates will be canceled.

            At the effective time of the merger, the stock transfer books of WLR Foods will be closed and no further transfers will be registered on its stock transfer books.

            Any portion of the cash deposited with the paying agent that remains unclaimed by WLR Foods shareholders for six months after the merger may be returned to Pilgrim's Pride. After the return of these funds, any WLR Foods shareholder must look only to Pilgrim's Pride for payment of the consideration under the merger agreement.

            Until delivered to the paying agent, the holder of a WLR Foods stock certificate bears the risk of loss and title to such certificate. If a mutilated certificate is surrendered to the paying agent, or the holder of a certificate submits an affidavit to the paying agent stating that the certificate has been lost, destroyed or wrongfully taken, the paying agent may require the owner of such lost, stolen or destroyed WLR Foods certificate to post a bond in a customary amount as indemnity against any claim that may be made against Pilgrim's Pride with respect to the certificate alleged to have been lost, stolen or destroyed.

            HOLDERS OF WLR FOODS COMMON STOCK SHOULD NOT SEND IN THEIR WLR FOODS COMMON STOCK CERTIFICATES TO THE PAYING AGENT UNTIL THEY RECEIVE A TRANSMITTAL FORM FROM THE PAYING AGENT.

TREATMENT OF STOCK OPTIONS AND WARRANTS

            The merger agreement provides that at the effective time of the merger, each outstanding option to purchase WLR Foods common stock under each of the WLR Foods stock plans, whether or not then exercisable, will be canceled, and each holder of a canceled option will receive an amount in cash equal to the excess, if any, of $14.25 per share over the exercise price per share of such option multiplied by the number of shares of common stock previously subject to such option, less any required withholding taxes.

            In addition, after the merger, pursuant to the terms of each outstanding warrant of WLR Foods, each holder of a warrant (including Harris Trust and Savings Bank, an affiliate of Nesbitt Burns) will be entitled to receive, upon the exercise of such warrant subsequent to the closing, an amount in cash equal to $14.24 multiplied by the number of shares previously subject to the warrant.

REPRESENTATIONS AND WARRANTIES

            The merger agreement contains representations and warranties made by WLR Foods, relating to, among other things:

  its and its subsidiaries’ organization, good standing and qualification;

  its capitalization;

  its corporate power and authority to execute, deliver and perform its obligations under the merger agreement and to consummate the merger;

  governmental or regulatory consents and approvals required for the consummation of the merger;

  its reports and financial statements, the absence of certain changes since July 1, 2000 and the absence of undisclosed liabilities;

  litigation;

  employee benefit plans and labor matters;

  compliance with laws and permits;

  inapplicability of any takeover statute to the merger or the transactions contemplated by the merger agreement and WLR Foods' Rights Agreement;

  environmental matters;

  taxes;

  existence of necessary permits;

  material and government contracts;

  payments resulting from the merger;

  title to assets and absence of liens;

  product liability;

  inventory;

  customers;

  insurance matters;

  fees and expenses of the merger; and

  brokers' and finders' fees.

            In addition, the merger agreement contains representations and warranties made by Pilgrim's Pride and the Merger Sub relating to, among other things:

  their organization, good standing and qualification;

  their corporate power and authority to execute, deliver and perform their obligations under the merger agreement and to consummate the merger;

  governmental or regulatory consents and approvals required for the consummation of the merger; and

  financing.

COVENANTS PENDING THE MERGER

            The merger agreement provides for certain covenants of WLR Foods pending the merger, including covenants restricting the:

  amendment of corporate governance documents;

  issuance of securities;

  declaration and payment of dividends and changes in share capital;

  changes in compensation and employee benefit plans;

  settlement of material litigation;

  taking of any action or allowance of any event to occur that would make WLR Foods' representations and warranties materially incorrect;

  incurrence of indebtedness and the acquisition of equity interests;

  making of capital expenditures;

  changing accounting principles or practices; and

  entering into, amendment or termination of material contracts.

SHAREHOLDERS MEETING

            Pursuant to the merger agreement, WLR Foods has agreed to convene a meeting of the holders of common stock of WLR Foods to consider and vote upon the approval and adoption of the merger agreement. In addition, WLR Foods has agreed that the WLR Foods Board of Directors, except as may be permitted with respect to a Takeover Proposal, will recommend approval of the merger agreement and will not withdraw or modify such recommendation.

            WLR Foods has also agreed to indefinitely postpone its annual meeting of shareholders previously scheduled for October 28, 2000. If the merger is consummated, the annual meeting will be deemed canceled.

PROXY STATEMENT

            Pilgrim's Pride and WLR Foods have agreed to cooperate with one another to prepare and file this Proxy Statement with the Securities and Exchange Commission in connection with the solicitation of proxies for the special meeting.

NO SOLICITATION OF TRANSACTIONS

            The merger agreement provides that WLR Foods will not itself, and will not permit any of its subsidiaries or any of their representatives, directly or indirectly to, solicit, initiate or encourage the submission of any proposal (a "Takeover Proposal") for a business combination transaction, defined as follows:

  any merger, consolidation, share exchange, business combination, or other similar transaction;

  any sale, lease, exchange or other disposition (other than a pledge or mortgage) of 20% or more of the assets of WLR Foods;

  the acquisition by a person or entity of beneficial ownership of 20% or more of the shares of WLR Foods, whether by tender offer, exchange offer or otherwise;

  the adoption by WLR Foods of a plan of liquidation or payment of an extraordinary dividend; or

  the repurchase by WLR Foods of 20% or more of its common stock.

            Likewise, WLR Foods may not participate in discussions with, or furnish any information to, any person who is attempting to make a Takeover Proposal unless, with respect to a bona fide unsolicited written Takeover Proposal:

  the Takeover Proposal involves consideration to WLR Foods' shareholders that WLR Foods' Board of Directors in good faith reasonably believes, after receiving advice from its investment banker, is superior to the consideration to be provided in the merger with Pilgrim's Pride;

  WLR Foods' Board, based on the advice of independent legal counsel for WLR Foods and its investment banker, determines in its good faith business judgment that such action is required in order for the Board to satisfy its duties to WLR Foods imposed by Virginia law;

  at least three business days prior to participating in such discussions or furnishing such information WLR Foods gives Pilgrim's Pride written notice (including a copy of the Takeover Proposal) of its intention to do so;

  prior to participating in such discussions or furnishing such information WLR Foods receives from such person a confidentiality agreement on terms no less favorable to WLR Foods than its confidentiality agreement with Pilgrim's Pride; and

  WLR Foods shareholder approval of the merger has not yet been obtained.

            Before taking Board action adverse to the merger, such as withdrawing its approval or recommendation of the merger, WLR Foods must terminate the merger agreement and pay a $10 million termination fee provided by the merger agreement. See within this section, "Termination Fees," pages 37-38.

EMPLOYEE BENEFITS

            Pursuant to the merger agreement, Pilgrim's Pride has agreed that during the period commencing at the effective time of the merger and ending one year thereafter, the employees of WLR Foods will continue to be provided with benefits under employee benefit plans that are no less favorable in the aggregate than those currently provided by Pilgrim's Pride to its similarly situated employees.

            WLR Foods' employees will be given credit for all actual service with WLR Foods under all employee benefit plans, programs and policies of Pilgrim's Pride in which they become participants. To the extent permitted under the relevant plan, Pilgrim's Pride:

  will cause any pre-existing condition or limitation and any eligibility waiting periods (to the extent they did not apply to WLR Foods' employees as of September 27, 2000) under Pilgrim's Pride group health plans to be waived for WLR Foods' employees and their eligible dependents; and

  will give WLR Foods' employees credit for the plan year in which the merger is consummated toward applicable deductions and annual out-of-pocket limits for health expenses incurred prior to the consummation of the merger during the applicable plan year.

SEVERANCE AND EMPLOYMENT AGREEMENTS

            Except with respect to certain agreements with the Chief Executive Officer and the Chief Financial Officer of WLR Foods as more fully explained in the section "Interests of Directors and Executive Officers in the Merger - Employment and Severance Arrangements" on pages 24-27, the merger agreement requires Pilgrim's Pride to honor all severance and retention agreements and employment agreements with WLR Foods' directors, officers and employees.

GROWER RELATIONS

            The merger agreement requires Pilgrim's Pride to comply with the terms of all existing grower contracts.

CONDITIONS TO THE MERGER

            The respective obligations of each party to close the merger are subject to the satisfaction or waiver of the following conditions:

  the merger agreement shall have been adopted by WLR Foods’ shareholders;

  no governmental authority shall have enacted, promulgated, enforced or entered any order or statute, rule or regulation which is in effect and which has the effect of making the merger illegal or otherwise prohibiting consummation of the merger; and

  any waiting period under the Hart-Scott-Rodino Act shall have terminated or expired.

            The obligations of Pilgrim's Pride and the Merger Sub to close the merger are also subject to following conditions which may be waived by Pilgrim's Pride:

  prior to or as of the merger, WLR Foods shall have performed in all material respects each of its obligations under the merger agreement and each of the representations and warranties of WLR Foods in the merger agreement shall be true and correct in all material aspects;

  since the date of the merger agreement, no material adverse change in the financial condition, results of operations or business of WLR Foods and its subsidiaries shall have occurred and neither WLR Foods nor any subsidiary shall have suffered any damage, destruction or loss materially affecting the business or property of WLR Foods and its subsidiaries;

  WLR Foods shall have terminated its Poultry Producer Stock Purchase Plan, Amended and Restated Employee Stock Purchase Plan, Dividend Reinvestment and Stock Purchase Plan and Plan to Issue Stock for Director Compensation in accordance with the terms of each such plan;

  WLR Foods shall have obtained the third-party and governmental consents necessary to close the merger; and

  WLR Foods shall have timely delivered environmental assessments as required by the merger agreement, and such assessments, once delivered, shall not identify conditions or concerns that could reasonably be expected to result in remediation costs in excess of $1 million.

            The obligation of WLR Foods to close the merger is also subject to the following condition which WLR Foods may waive:

  prior to or as of the merger, each of Pilgrim's Pride and Merger Sub shall have performed in all material respects each of its obligations under the merger agreement and each of their representations and warranties in the merger agreement shall be true and correct in all material aspects.

TERMINATION

            WLR Foods and Pilgrim's Pride may, by mutual written consent, agree to terminate the merger agreement without completing the merger, and either company may terminate the merger agreement if any of the following occurs:

  the merger is not approved by WLR Foods shareholders at the special meeting or any adjournment or postponement thereof;

  the merger is not consummated by March 30, 2001, except that the right to terminate the merger agreement is not available to a party whose failure to fulfill any obligation under the merger agreement has prevented consummation of the merger;

  any final, nonappealable order of any governmental entity or court is in effect that prevents consummation of the merger; or

  a breach by the other party of any representation, warranty, covenant or agreement under the merger agreement, or a representation or warranty shall have become untrue, and, in either case, the same cannot be cured.

Pilgrim's Pride can terminate the merger agreement if any of the following occurs:

  WLR Foods' Board of Directors withdraws or modifies in any respect adverse to Pilgrim's Pride its approval or recommendation of the merger agreement or merger;

  WLR Foods' Board of Directors recommends to WLR Foods shareholders any Takeover Proposal (see in this section "No Solicitation of Transactions," page 26); or

  a tender offer or exchange offer for 20% or more of WLR Foods common stock is announced or commenced and WLR Foods' Board of Directors fails to recommend against it.

WLR Foods can terminate the merger agreement if:

  WLR Foods' Board of Directors determines in its good faith business judgment, after consultation with independent legal counsel, that such termination is required in order for the Board to satisfy its duties to WLR Foods imposed by Virginia law by reason of a Takeover Proposal, provided WLR Foods first pays the $10 million termination fee. See in this section "No Solicitation of Transactions," page 26, and "Termination Fees" below.

TERMINATION FEES

WLR Foods must pay Pilgrim's Pride's expenses in connection with the merger if:

  the merger has not occurred by March 30, 2001 and Pilgrim's Pride has, therefore, terminated the merger agreement;

  WLR Foods shareholders do not approve the merger and either WLR Foods or Pilgrim's Pride has, therefore, terminated the merger agreement; or

  the required environmental assessments are not timely delivered, or such assessments, once delivered, identify conditions that could reasonably be expected to result in remediation costs in excess of $1 million.

            WLR Foods must pay Pilgrim's Pride $10,000,000 (less expenses as described in the preceding paragraph) if:

  WLR Foods' Board of Directors withdraws or modifies in any respect adverse to Pilgrim's Pride its approval or recommendation of the merger agreement or merger;

  WLR Foods' Board of Directors recommends to WLR Foods shareholders any Takeover Proposal (see in this section "No Solicitation of Transactions," page 26);

  a tender offer or exchange offer for 20% or more of WLR Foods common stock is announced or commenced and WLR Foods' Board of Directors fails to recommend against it;

  WLR Foods' Board of Directors terminates the merger agreement after determining in its good faith business judgment, after consultation with independent legal counsel, that termination is required in order for the Board to satisfy its duties to WLR Foods imposed by Virginia law by reason of a Takeover Proposal; or

  either WLR Foods or Pilgrim's Pride terminates the merger agreement because WLR Foods shareholders do not approve the merger and WLR Foods enters into a business combination transaction (as defined in the merger agreement) within one year of the merger termination.

            Pilgrim's Pride must pay WLR Foods' expenses in connection with the merger if WLR Foods terminates the merger because Pilgrim's Pride has not secured the necessary financing to consummate the merger.

AMENDMENT

            The merger agreement may be amended by action taken by WLR Foods, Pilgrim's Pride and the Merger Sub at any time before or after adoption of the merger agreement by the shareholders of WLR Foods. After any such approval by the shareholders of WLR Foods, no amendment may be made that would violate Virginia law.

EXTENSION; WAIVER

            At any time prior to the merger, any party may (i) extend the time for the performance of any of the obligations or other acts of any other party, (ii) waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document, delivered pursuant thereto, or (iii) waive compliance with any agreement or condition contained herein.

INFORMATION CONCERNING WLR FOODS

            WLR Foods is a fully integrated provider of turkey and chicken products marketed primarily under the Wampler Foods brand. It is nationally ranked as the fourth largest turkey company and the seventh largest poultry food processor by sales volume. WLR Foods employs approximately 7,000 employees. It has seven poultry processing facilities, one further processing facility, two grow-out facilities and a sales and marketing office and corporate office, located in Virginia, North Carolina, West Virginia and Pennsylvania. WLR Foods markets branded and private label poultry products to retailers, fast food operators, food service and institutional customers throughout the United Sates with an emphasis on the East Coast. Export sales currently represent approximately 11% of sales.

MARKET PRICE OF WLR FOODS COMMON STOCK AND DIVIDEND HISTORY

         WLR Foods common stock is traded on the NASDAQ National Market under the symbol "WLRF." The following tables set forth the high and low daily closing prices of WLR Foods common stock as reported on NASDAQ for the fiscal quarters indicated. WLR Foods’ fiscal year end is the Saturday closest to June 30th.

	High	Low
Fiscal year ended June 29, 1996
First Quarter	$13.80	$12.56
Second Quarter	16.91	13.18
Third Quarter	15.17	12.44
Fourth Quarter	13.93	11.81

Fiscal year ended June 28, 1997
First Quarter	$13.56	$11.57
Second Quarter	13.43	11.44
Third Quarter	13.18	9.70
Fourth Quarter	10.31	8.07

Fiscal year ended June 27, 1998
First Quarter	$10.38	$8.69
Second Quarter	10.25	8.38
Third Quarter	8.50	5.25
Fourth Quarter	7.38	5.63

Fiscal year ended July 3, 1999:
First Quarter	$9.25	$6.25
Second Quarter	9.31	7.13
Third Quarter	9.63	7.63
Fourth Quarter	8.33	6.50

Fiscal year ended July 1, 2000
First Quarter	$8.31	$6.63
Second Quarter	7.13	5.50
Third Quarter	6.31	5.19
Fourth Quarter	5.75	3.88

Fiscal year ended June 30, 2001
First Quarter	$13.81	$4.50

            The closing market price per share of WLR Foods common stock on September 26, 2000, which was the last full trading day immediately preceding the public announcement of the proposed merger, was $6.94. On November __, 2000, which is the latest practicable date prior to the printing of this proxy statement, the closing price for WLR Foods common stock was $_____. As of such date, there were __________ shares of WLR Foods common stock outstanding, held by approximately ____ shareholders of record. This number does not reflect the number of persons or entities who may hold their stock in nominee or "street" name through brokerage firms. We urge you to obtain current market quotations of WLR Foods common stock.

            WLR Foods has not paid cash dividends on its common stock during the last three years. As required by the merger agreement, WLR Foods will retain all earnings for reinvestment in WLR Foods’ business and will not pay cash or stock dividends.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT OF WLR FOODS

            The following table sets forth the number and percentage of shares of WLR Foods common stock held as of November 7, 2000 by all directors and executive officers of WLR Foods.

Name	Number Beneficially Owned		Percent of Class(1)

Jane T. Brookshire	51,875	(2)	0.31
Charles L. Campbell	19,847	(3)	0.12
Katherine K. Clark	4,374	(3)	0.03
Stephen W. Custer	40,911	(3)	0.25
William H. Groseclose, Jr.	14,481	(4)	0.09
J. Craig Hott	111,816	(5)	0.68
Marie C. Johns	1,372	(3)	0.01
James L. Keeler	320,812	(6)	1.92
Dale S. Lam	13,181	(7)	0.08
Ronald E. Morris	18,477	(8)	0.11
Walter F. Shafer, III	36,392	(9)	0.22
Phillip C. Stone	108,509	(10)	0.66
John A. Turner	6,224	(11)	0.04
William D. Wampler	766,572	(12)	4.66
All directors and executive	1,514,843	(13)	9.03
officers as a group (consisting
of 14 persons)

_____________________________

(1)  Based on 16,458,056 shares outstanding as of November 7, 2000 plus shares which members of management have the option to purchase within 60 days of November 7, 2000.

(2)  Includes 10,443 owned directly, through the WLR Foods, Inc. Employee Stock Purchase Plan and her retirement accounts, 1 share owned jointly with her husband, 1,433 shares held by her husband through his self-directed retirement account, and 39,999 shares which Ms. Brookshire has the right to purchase within 60 days of November 7, 2000 through the exercise of options. Ms. Brookshire disclaims beneficial interest in the shares held by her husband.

(3)  All shares owned directly.

(4)  All shares owned directly and through his self-directed retirement account.

(5)  Includes 105,992 shares owned by E. E. Hott, Inc., of which Mr. Hott is an officer and director, 5,574 shares owned jointly with his wife, and 150 shares held by his wife as custodian for Mr. Hott's son. Mr. Hott disclaims beneficial interest in the shares held by his wife as custodian.

(6)  Includes 56,891 shares owned directly and through the Employee Stock Purchase Plan and his retirement accounts, 23,922 shares owned by his wife directly and through her self-directed retirement account, and 240,000 shares which Mr. Keeler has the right to purchase within 60 days of November 7, 2000 through the exercise of options. Mr. Keeler disclaims beneficial interest in the shares owned by his wife.

(7)  Includes 5,780 shares owned directly, through the WLR Foods, Inc. Employee Stock Purchase Plan or through his self-directed retirement accounts, 235 shares held by his wife through her self-directed retirement account, and 7,166 shares which Mr. Lam has the right to purchase within 60 days of November 7, 2000 through the exercise of options. Mr. Lam disclaims beneficial interest in the shares held by his wife.

(8)  Includes 478 shares owned through the WLR Foods, Inc. Employee Stock Purchase Plan, 5,000 shares owned by his wife, and 12,999 shares which Mr. Morris has the right to purchase within 60 days of November 7, 2000 through the exercise of options. Mr. Morris disclaims beneficial interest in the shares held by his wife.

(9)  Includes 16,393 shares owned directly and through the WLR Foods, Inc. Employee Stock Purchase Plan and 19,999 shares which Mr. Shafer has the right to purchase within 60 days of November 7, 2000 through the exercise of options.

(10)  Includes 3,012 shares owned directly and 105,497 shares owned by Bridgewater College, of which Mr. Stone is president. Mr. Stone disclaims beneficial interest in the shares owned by Bridgewater College.

(11)  Includes 288 shares owned directly and 2,604 shares owned jointly with his wife and 3,333 shares which Mr. Turner has the right to purchase within 60 days of November 7, 2000 through the exercise of options.

(12)  Includes 258,790 shares owned directly and as general partner of Wampler Land, 204,260 shares owned by his wife, 28,517 shares owned by May Meadows Farms, Inc., of which Mr. Wampler is an officer and director, 194,469 shares held as trustee of the Charles W. Wampler, Sr. Family Trust, and 80,536 shares held as trustee of the Charles W. Wampler, Sr. Charitable Annuity Trust. Mr. Wampler disclaims beneficial interest in the shares owned by his wife or held by the Trusts.

(13)  Includes 323,496 shares which the group has the right to purchase within 60 days of November 7, 2000 through the exercise of options.

INFORMATION CONCERNING PILGRIM'S PRIDE AND MERGER SUB

          Pilgrim's Pride is currently ranked the fifth largest chicken company, and the second largest further processor of chicken, in the United States. As a vertically integrated company, it controls every phase of the production of its products, operating feed mills, hatcheries, grow-out facilities, processing plants and distribution centers. Pilgrim's Pride employs approximately 15,500 employees. Its facilities are positioned throughout the United States and Mexico and include seven processing facilities, three further prepared food facilities, seven distribution centers, seven grow-out facilities, two sales and marketing divisions located in Dallas, Texas and Mexico City and a corporate office in Pittsburg, Texas. Under the Pilgrim's Pride brand name, the fresh retail line is sold regionally in the central, southwestern and western United States. Food service and industrial products are sold nationally and, to a lesser extent, internationally.  Pilgrim's Pride does not presently own any turkey-related facilities or operate in the turkey business and intends to evaluate the turkey business and its options with respect thereto.

         PPC Acquisition Corp. is a corporation formed as a subsidiary of Pilgrim's Pride to effect the merger. PPC Acquisition Corp. will not have any significant assets or liabilities or engage in any activities other than those related to completing the merger.

         Pilgrim's Pride and PPC Acquisition Corp. do not hold any shares of WLR Foods common stock.

SHAREHOLDER PROPOSALS FOR ANNUAL MEETING

         Due to the special meeting and anticipated merger, WLR Foods does not currently expect to hold a 2000 annual meeting of shareholders, as WLR Foods will be owned by Pilgrim's Pride if the merger is consummated. If the merger is not consummated and the annual meeting is held, shareholder proposals for inclusion in proxy materials for such meeting would have to have been submitted to the Secretary of WLR Foods in writing and received at the executive offices of WLR Foods a reasonable time before WLR Foods begins to print and mail its proxy materials. Such proposals must also meet the other requirements of the rules of the Securities and Exchange Commission (the "SEC") relating to shareholders' proposals.

WHERE YOU CAN FIND MORE INFORMATION

         As required by law, WLR Foods files annual, quarterly and special reports, proxy statements and other information with the SEC. These reports, proxy statements and other information contain additional information about WLR Foods. You may read and copy any reports, statements or other information WLR Foods files at the SEC’s public reference rooms at 450 Fifth Street, NW., Washington, D.C. 20549 and in New York, New York and Chicago, Illinois. You may obtain information on the operation of the public reference rooms by calling the SEC at l-800-SEC-0330. WLR Foods’ SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov. A copy of WLR Foods’ SEC filings are available without charge to shareholders upon written request addressed to Jane T. Brookshire, Secretary, WLR Foods, Inc., P. O. Box 7000, Broadway, Virginia, 22815.

         The SEC allows us to "incorporate by reference" information into this Proxy Statement which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Proxy Statement, except for any information superseded by information in this Proxy Statement. This Proxy Statement incorporates by reference WLR Foods' Form 10-K for the fiscal year ended July 1, 2000, filed with the SEC on September 28, 2000.  (amended by Form 10-K/A filed on October 17, 2000), Form 8-K filed on September 28, 2000 (amended by Form 8-K/A on October 17, 2000), and Form 8-K filed on October 17, 2000.

         All documents filed by WLR Foods with the SEC pursuant to Section 13(a), 13(l), 14 and 15(d) of the Exchange Act after the date hereof and prior to the date of the special meeting shall be deemed to be incorporated by reference herein and shall be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated by reference herein or contained in this Proxy Statement shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modified or superseded such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

         We have not authorized anyone to give any information or make any representations other than those contained in this proxy statement in connection with the solicitation of proxies made by this Proxy Statement, and, if given or made, you must not rely upon such information as having been authorized by WLR Foods or any other person.

         This Proxy Statement is dated [November __, 2000]. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than [November __, 2000], and the mailing of this Proxy Statement to you does not create any implication to the contrary.

APPENDIX A

AGREEMENT AND PLAN OF MERGER

Among

PILGRIM’S PRIDE CORPORATION,

PPC ACQUISITION CORP.

and

WLR FOODS, INC.

Dated September 27, 2000

DEFINED TERMS

Term	Location
Acquiror	Introductory paragraph
Acquiror Expenses	8.02
Acquiror Sub	Introductory paragraph
affiliate	9.03
Agreement	Introductory paragraph
Alternative Proposal Fee	8.02
Articles of Merger	1.02
beneficial owner	9.03
Blue Sky Laws	3.05
Business Combination Transaction	8.02
business day	9.03
Certificates	2.03
Claim	3.09
Cleanup	3.13
Closing	1.02
Code	3.1
Company	Introductory paragraph
Company Banker	3.14
Company Class B Common Stock	3.03
Company Common Stock	2.01
Company Disclosure Schedule	Article III
Company Employment Contracts	3.1
Company Expenses	8.02
Company Options	2.02
Company Permits	3.06
Company Plans	3.03
Company Preferred Stock	3.03
Company SEC Reports	3.07
Company Shareholders’ Meeting	6.01
Company Subsidiary	3.01
Company Warrants	3.03
Confidentiality Agreement	6.04
Corporation Commission	1.02
Effective Time	1.02
Environment	3.13
Environment, Health and Safety Liabilities	3.13
Environmental Law	3.13
ERISA	3.1
Exchange Act	3.05
Facility	3.13
GAAP	3.07
Governmental Authority	3.06
Hazardous Activity	3.13
Hazardous Material	3.13
HSR Act	3.05
Indemnified Parties	6.06
Intellectual Property	3.18
IRS	3.1
Laws	3.05
Major Customers	3.23
Material Adverse Effect	3.01
Material Contract	3.19
Merger	Recitals
Merger Consideration	2.01
Most Recent Balance Sheet	3.07
Most Recent Financial Statements	3.07
Occupational Safety and Health Law	3.13
Order	3.09
Paying Agent	2.03
person	9.03
Phase I Assessment	6.17
Phase II Assessment	6.17
Plans	3.1
Proxy Statement	3.25
Release	3.13
Rights Agreement	3.26
SEC	2.03
Securities Act	3.07
Security Interest	3.17
Shares	2.01
subsidiaries	9.03
subsidiary	9.03
Surviving Corporation	1.01
Takeover Proposal	6.05
Terminating Acquiror Breach	8.01
Terminating Company Breach	8.01
Third Party Provisions	9.05
Transactions	Recitals
Virginia Law	Recitals

                    AGREEMENT AND PLAN OF MERGER, dated as of September 27, 2000 (this "Agreement"), by and among Pilgrim’s Pride Corporation, a Delaware corporation ("Acquiror"), PPC Acquisition Corp., a Virginia corporation and a direct, wholly owned subsidiary of Acquiror ("Acquiror Sub"), and WLR Foods, Inc., a Virginia corporation (the "Company").

                    WHEREAS, Acquiror Sub, upon the terms and subject to the conditions of this Agreement and in accordance with the Stock Corporation Act of the Commonwealth of Virginia ("Virginia Law"), will merge with and into the Company (the "Merger");

                    WHEREAS, the Board of Directors of the Company has unanimously (i) determined that the Merger is in the best interests of the Company and its shareholders and approved and adopted this Agreement and the transactions contemplated hereby (the "Transactions") and (ii) recommended approval and adoption of this Agreement and approval of the Merger by, and directed that this Agreement and the Merger be submitted to a vote of, the shareholders of the Company; and

                    WHEREAS, the Boards of Directors of Acquiror and Acquiror Sub have determined that the Merger is in the best interests of Acquiror, Acquiror Sub and their stockholders and have approved and adopted this Agreement and the Transactions.

                    NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Acquiror, Acquiror Sub and the Company hereby agree as follows:

ARTICLE I

THE MERGER

                    SECTION 1.01.  The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Virginia Law, at the Effective Time (as hereinafter defined), Acquiror Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Acquiror Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the “Surviving Corporation”). The name of the Surviving Corporation shall be Pilgrim’s Pride Corporation of Virginia, Inc.

                    SECTION 1.02.  Effective Time; Closing. As promptly as practicable and in no event later than the twentieth business day following the satisfaction or waiver of the conditions set forth in Article VII (or such other date as may be agreed in writing by each of the parties hereto), the parties hereto shall cause the Merger to be consummated by filing articles of merger (the "Articles of Merger") with the State Corporation Commission of the Commonwealth of Virginia (the "Corporation Commission") in such form as is required by, and executed in accordance with the relevant provisions of, Virginia Law. The term “Effective Time” means the date and time of the approval of the Articles of Merger by the Corporation Commission (or such later time as may be agreed in writing by each of the parties hereto and specified in the Articles of Merger). Immediately prior to the filing of the Articles of Merger, a closing (the “Closing”) will be held at the offices of Baker & McKenzie in Dallas, Texas (or such other place and time as the parties may agree).

                    SECTION 1.03.  Effect of the Merger. The effect of the Merger shall be as provided in the applicable provisions of Virginia Law.

                    SECTION 1.04.  Articles of Incorporation; Bylaws. (a) At the Effective Time, the Articles of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be amended as of the Effective Time by operation of this Agreement and by virtue of the Merger without any further action by the shareholders or directors of the Surviving Corporation to read the same in its entirety the Articles of Incorporation of Acquiror Sub, as in effect immediately prior to the Effective Time, except that Article 1 thereof shall be amended to read in its entirety as follows: "1. The name of the corporation is Pilgrim’s Pride Corporation of Virginia, Inc."

                    (b)      At the Effective Time, the Bylaws of Acquiror Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by law, the Articles of Incorporation of the Surviving Corporation and such Bylaws.

                    SECTION 1.05.  Directors and Officers. The directors of Acquiror Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation until a successor is elected or appointed and has qualified or until the earliest of such director’s death, resignation, removal or disqualification, and the officers of the Company (other than the Chief Executive Officer and Chief Financial Officer) immediately prior to the Effective Time and the Chief Executive Officer and Chief Financial Officer of Acquiror Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified, or as otherwise provided in the Bylaws of the Surviving Corporation.

ARTICLE II

CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

                    SECTION 2.01.  Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Acquiror Sub, the Company or the holders of any of the following shares of capital stock:

                    (a)      Each share of Class A Common Stock, no par value, of the Company ("Company Common Stock"; shares of Company Common Stock being hereinafter collectively referred to as the “Shares”) issued and outstanding immediately prior to the Effective Time (other than any Shares to be canceled pursuant to Section 2.01(b)) shall be canceled and shall be converted automatically into the right to receive an amount equal to $14.25 in cash (the "Merger Consideration") payable, without interest, to the holder of such Share, upon surrender, in the manner provided in Section 2.03, of the certificate that formerly evidenced such Share, less any required withholding taxes;

                    (b)      Each Share held in the treasury of the Company and each Share owned by Acquiror Sub, Acquiror or any direct or indirect wholly owned subsidiary of Acquiror or of the Company immediately prior to the Effective Time shall be canceled without any conversion thereof and no payment or distribution shall be made with respect thereto; and

                    (c)      Each share of Common Stock of Acquiror Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock, no par value, of the Surviving Corporation.

                    SECTION 2.02.  Employee Stock Options; Warrants. (a) At the Effective Time, each outstanding option to purchase Shares (a "Company Option") granted under Company’s 1998 Long Term Incentive Plan and 1988 Long Term Incentive Plan, whether or not then exercisable, shall be canceled by the Company, and each holder of a canceled Company Option shall be entitled to receive no later than the later of (x) the Effective Time and (y) 10 days after the receipt of a release and waiver from such holder as described in the final sentence of this subsection (a), from the Surviving Corporation, in consideration for the cancellation of such Company Option, an amount in cash equal to the product of (i) the number of Shares previously subject to such Company Option and (ii) the excess, if any, of the Merger Consideration over the exercise price per Share previously subject to such Company Option, less any required withholding taxes. The Company shall obtain from each person named in Section 2.02 of the Company Disclosure Schedule, and shall use its best efforts to obtain from each other holder of a Company Option, a release and waiver effective as of the Effective Time of each such person’s rights under the terms of any Company Option.

                    (b)      At the Effective Time, pursuant to the terms of each outstanding warrant granted to First Union National Bank and Harris Trust and Savings Bank (a "Company Warrant"), each holder of a Company Warrant shall be entitled to receive promptly upon exercise thereof subsequent to the Closing from the Surviving Corporation an amount in cash equal to the product of (i) the number of Shares previously subject to such Company Warrant and (ii) the excess, if any, of the Merger Consideration over the exercise price per Share previously subject to such Company Warrant, less any required withholding taxes.

                    SECTION 2.03.  Surrender of Shares; Stock Transfer Books. (a) Prior to the Effective Time, Acquiror Sub shall designate a bank or trust company reasonably satisfactory to the Company to act as agent (the "Paying Agent") for the holders of Shares in connection with the Merger to receive the funds to which holders of Shares shall become entitled pursuant to Section 2.01(a). At the Effective Time, Acquiror shall cause the Surviving Corporation to have sufficient funds to deposit, and shall cause the Surviving Corporation to deposit in trust with the Paying Agent, cash in the aggregate amount equal to the product of (i) the number of Shares outstanding immediately prior to the Effective Time (other than Shares owned by Acquiror or Acquiror Sub) and (ii) the Merger Consideration. Such funds shall be invested by the Paying Agent as directed by the Surviving Corporation, provided that such investments shall be in obligations of or guaranteed by the United States of America or of any agency thereof and backed by the full faith and credit of the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Services, Inc. or Standard & Poor’s Corporation, respectively, or in deposit accounts, certificates of deposit or banker’s acceptances of, repurchase or reverse repurchase agreements with, or Eurodollar time deposits purchased from, commercial banks with capital, surplus and undivided profits aggregating in excess of $100 million (based on the most recent financial statements of such bank which are then publicly available at the Securities and Exchange Commission (the "SEC") or otherwise); provided, however, that no loss on any investment made pursuant to this Section 2.03 shall relieve Acquiror or the Surviving Corporation of its obligation to pay the Merger Consideration for each Share outstanding immediately prior to the Effective Time.

                    (b)      Promptly after the Effective Time, Acquiror shall cause the Surviving Corporation to mail to each person who was, at the Effective Time, a holder of record of Shares entitled to receive the Merger Consideration pursuant to Section 2.01(a) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the certificates evidencing such Shares (the “Certificates”) shall pass, only upon proper delivery of the Certificates to the Paying Agent) and instructions for use in effecting the surrender of the Certificates pursuant to such letter of transmittal. Upon surrender to the Paying Agent of a Certificate, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor, subject to any required withholding taxes, the Merger Consideration for each Share formerly evidenced by such Certificate, and such Certificate shall then be canceled. No interest shall accrue or be paid on the Merger Consideration payable upon the surrender of any Certificate for the benefit of the holder of such Certificate. If payment of the Merger Consideration is to be made to a person other than the person in whose name the surrendered Certificate is registered on the stock transfer books of the Company, it shall be a condition of payment that the Certificate so surrendered shall be endorsed properly or otherwise be in proper form for transfer and that the person requesting such payment shall have paid all transfer and other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such taxes either have been paid or are not applicable. If a mutilated Certificate is surrendered to the Paying Agent or the holder of a Certificate submits an affidavit to the Paying Agent stating that the Certificate has been lost, destroyed or wrongfully taken, then such holder shall, if required by the Surviving Corporation, furnish an indemnity bond sufficient in the reasonable judgment of the Surviving Corporation to protect Acquiror, the Surviving Corporation and the Paying Agent from any loss that any of them may suffer. The Surviving Corporation shall pay all charges and expenses, including those of the Paying Agent, in connection with the distribution of the Merger Consideration.

                    (c)      At any time following the sixth month after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds which had been made available to the Paying Agent and not disbursed to holders of Shares (including, without limitation, all interest and other income received by the Paying Agent in respect of all funds made available to it) and, thereafter, such holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat and other similar laws) only as general creditors thereof with respect to any Merger Consideration that may be payable upon due surrender of the Certificates held by them. Notwithstanding the foregoing, neither the Surviving Corporation nor the Paying Agent shall be liable to any holder of a Share for any Merger Consideration properly delivered in respect of such Share to a public official pursuant to any abandoned property, escheat or other similar law.

                    (d)      At the Effective Time, the stock transfer books of the Company shall be closed and, thereafter, there shall be no further registration of transfers of Shares on the records of the Company. From and after the Effective Time, the holders of Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except as otherwise provided herein or by applicable law.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                    Except as set forth in the Disclosure Schedule delivered by the Company and signed by the Company and Acquiror for identification prior to the execution and delivery of this Agreement (the “Company Disclosure Schedule”), which shall be numbered in such a way as to correspond with the section references below and the disclosure made shall relate only to the representations and warranties made within the relevant section, the Company hereby represents and warrants to Acquiror and Acquiror Sub that:

                    SECTION 3.01.  Organization, Qualification and Corporate Power; Subsidiaries. The Company is a corporation, and each subsidiary of the Company (a "Company Subsidiary") is a corporation or partnership, in each case duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite corporate or partnership power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. The Company and each Company Subsidiary are duly qualified or licensed as a foreign corporation or partnership to do business, and are in good standing, in each jurisdiction where the character of the properties owned, leased or operated by them or the nature of their business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that could not reasonably be expected to have a Material Adverse Effect on the Company. As used in this Agreement, the term "Material Adverse Effect" means with respect to any person, any change or effect that, individually or when taken together with all such other changes or effects, is materially adverse to the condition (financial or other), business, operations, properties, assets, liabilities or results of operations of such person and its subsidiaries, taken as a whole, or to the transactions contemplated by this Agreement. A true and correct list of all Company Subsidiaries, together with the jurisdiction of organization of each Company Subsidiary and the percentage of the outstanding capital stock or other equity interests of each Company Subsidiary owned by the Company and each other Company Subsidiary, is set forth in Section 3.01 of the Company Disclosure Schedule. Except as disclosed in Section 3.01 of the Company Disclosure Schedule, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

                    SECTION 3.02.  Articles of Incorporation and Bylaws. The Company has heretofore furnished to Acquiror a complete and correct copy of the Articles of Incorporation and Bylaws or equivalent organizational documents, each as amended to date, of the Company and each Company Subsidiary. Neither the Company nor any Company Subsidiary is in violation of any provision of its Articles of Incorporation, Bylaws or equivalent organizational documents.

                    SECTION 3.03.  Capitalization. The authorized capital stock of the Company consists of 100,000,000 shares of Company Common Stock, 100,000,000 shares of Class B Common Stock, no par value ("Company Class B Common Stock"), and 50,000,000 shares of preferred stock, no par value ("Company Preferred Stock"). As of September 26, 2000, (a) 16,203,403 shares of Company Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable and not subject to preemptive rights, (b) 700,750 shares of Company Common Stock were issuable pursuant to outstanding Company Options and (c) 320,364 shares of Company Common Stock were issuable pursuant to outstanding Company Warrants. The number of Company Options and Company Warrants, and the exercise prices thereof, as of September 26, 2000, are set forth in Section 3.03 of the Company Disclosure Schedule. No shares of Company Class B Common Stock or Company Preferred Stock are issued and outstanding. Except as set forth in Section 3.03 of the Company Disclosure Schedule, there are no options, warrants or other rights, agreements, arrangements or commitments of any character (including, without limitation, stock appreciation rights) relating to the issued or unissued capital stock of, or other equity interests in, the Company or any Company Subsidiary obligating the Company or any Company Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, the Company or any Company Subsidiary or pay any amounts of money as a result thereof. Between September 26, 2000 and the date of this Agreement, no shares of Company Common Stock have been issued by the Company, except shares issued pursuant to the Company Plans (as defined below) and shares issued pursuant to the exercise of the Company Options and Company Warrants, in each case in accordance with their respective terms as in effect on the date hereof, and no Company Options have been granted. There are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of Company Common Stock or any capital stock of, or any equity interest in, any Company Subsidiary. No shareholder of the Company or any Company Subsidiary will have any dissenter’s rights, rights of appraisal or similar rights under Virginia Law in connection with the Merger or the Transactions. Except as described in Section 3.03 of the Company Disclosure Schedule, each outstanding share of capital stock of, or other equity interest in, each Company Subsidiary is duly authorized, validly issued, fully paid and nonassessable. The Company’s Poultry Producer Stock Purchase Plan, Amended and Restated Employee Stock Purchase Plan, Dividend Reinvestment and Stock Purchase Plan and Plan to Issue Stock for Director Compensation (collectively, the "Company Plans") have been suspended, and no stock will be issued under any such plan except as reflected in this Section 3.03. As of the Effective Time, the sum of the number of shares of Company Common Stock then outstanding plus the maximum number of shares of Company Common Stock then issuable (assuming acceleration of any vesting provisions) upon the exercise of Company Options and Company Warrants, shall not exceed 17,155,317, and no shares of Company Common Stock will be issuable pursuant to any of the Company Plans. The maximum amount payable by the Company pursuant to Sections 2.01 and 2.02 is $239,628,752.

                    SECTION 3.04.  Authority Relative to This Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement and, with respect to the Merger, upon the approval and adoption of this Agreement and the Merger by the Company’s shareholders in accordance with this Agreement and Virginia Law, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Transactions (other than, with respect to the Merger, the approval and adoption of this Agreement and the Merger by the holders of two thirds of the then outstanding shares of Company Common Stock and the filing and recordation of appropriate Articles of Merger with the Corporation Commission as required by Virginia Law). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement by Acquiror and Acquiror Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

                    SECTION 3.05.  No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, nor will the transfer of any assets by the Company or any Company Subsidiary, subject to (x) with respect to the Merger, obtaining the requisite approval and adoption of this Agreement and the Merger by the Company’s shareholders in accordance with this Agreement and Virginia Law, and (y) obtaining the consents, approvals, authorizations and permits and making the filings described in Section 3.05(b) and Section 3.05(b) of the Company Disclosure Schedule, (i) conflict with or violate the Articles of Incorporation, Bylaws or equivalent organizational documents of the Company or any Company Subsidiary, (ii) conflict with or violate any domestic (federal, state or local) or foreign law, rule, regulation, order, judgment or decree (collectively, "Laws") applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected, or (iii) except as specified in Section 3.05(a)(iii) of the Company Disclosure Schedule, result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, unilateral amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company or any Company Subsidiary, or result in the payment of any amounts as a result of such transactions, or require the consent of any third party pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary or any property or asset of the Company or any Company Subsidiary is bound or affected, except for such conflicts, violations, breaches, defaults, rights, liens and consents which could not reasonably be expected to have a Material Adverse Effect on the Company.

                    (b)      The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), state securities or “blue sky” laws ("Blue Sky Laws"), the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and the rules and regulations promulgated thereunder, and filing and recordation of appropriate Articles of Merger with the Corporation Commission as required by Virginia Law, (ii) as specified in Section 3.05(b) of the Company Disclosure Schedule and (iii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, could not prevent or delay consummation of the Merger, or otherwise prevent the Company from performing its obligations under this Agreement.

                    SECTION 3.06.  Permits; Compliance. Except as disclosed in Section 3.06 of the Company Disclosure Schedule, each of the Company and the Company Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any United States (federal, state or local) or foreign government, or governmental, regulatory or administrative authority, agency or commission or court of competent jurisdiction ("Governmental Authority") necessary for the Company or any Company Subsidiary to own, lease and operate its properties or to carry on its business as it is now being conducted, except for those which the failure to possess could not reasonably be expected to have a Material Adverse Effect on the Company (the "Company Permits"), and no suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened. Except as disclosed in Section 3.06 of the Company Disclosure Schedule, the Company and each Company Subsidiary are in compliance in all material respects with all applicable Laws and Company Permits.

                    SECTION 3.07.  SEC Filings; Financial Statements. (a) Except as set forth in Section 3.07(a) of the Company Disclosure Schedule, the Company has timely filed all forms, reports and documents required to be filed by it with the SEC since July 1, 1995 (collectively, the "Company SEC Reports"). The Company SEC Reports (i) were prepared in all material respects in accordance with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act, as the case may be, and the rules and regulations thereunder and (ii) did not, at the time they were filed (or at the effective date thereof in the case of registration statements), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Company Subsidiary is currently required to file any form, report or other document with the SEC.

                    (b)      The Company has delivered to Acquiror true and correct copies of its audited financial statements as of and for the fiscal year ended July 1, 2000 (the "Most Recent Financial Statements"). Each of the Most Recent Financial Statements and the financial statements (including, in each case, any notes thereto) contained in the Company SEC Reports was prepared in accordance with United States generally accepted accounting principles applied on a consistent basis ("GAAP") throughout the periods indicated (except as may be indicated in the notes thereto and except that financial statements included with interim reports do not contain all GAAP notes to such financial statements) and each fairly presented in all material respects the financial position, results of operations and changes in shareholders’ equity and cash flows of the Company as at the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which were not and could not reasonably be expected to have a Material Adverse Effect on the Company).

                    (c)      Except (i) to the extent set forth on the balance sheet as of July 1, 2000 included in the Most Recent Financial Statements (the "Most Recent Balance Sheet") of the Company and the consolidated Company Subsidiaries, or (ii) as set forth in Section 3.07(c) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) which would be required to be reflected on a balance sheet, or in the notes thereto, prepared in accordance with GAAP, except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since July 1, 2000, which would not, individually or in the aggregate, be material in amount. As of September 25, 2000, the aggregate amount of indebtedness for borrowed money of the Company and the Company Subsidiaries is $53,387,749. Other than for working capital borrowed in the ordinary course of business in accordance with past practice, no additional indebtedness for borrowed money has been incurred between September 25, 2000 and the date hereof.

                    (d)      The Company has heretofore furnished to Acquiror complete and correct copies of all amendments and modifications (if any) that have not been filed by the Company with the SEC to all agreements, documents and other instruments that previously had been filed by the Company as exhibits to the Company SEC Reports and are currently in effect.

                    (e)      The receivables of the Company and the Company Subsidiaries, either reflected on the Most Recent Balance Sheet or created subsequent to July 1, 2000 are, to the extent not previously collected in full, true and valid receivables, created in the ordinary course of the business of the Company and the Company Subsidiaries. Since July 1, 2000, neither the Company nor any Company Subsidiary has (i) permitted or agreed to any extension in the time for payment of receivables other than in the ordinary course of business and consistent with past practice or (ii) changed its collection practices with respect to the receivables, including, without limitation, granted discounts in return for the early collection thereof other than in the ordinary course of business and consistent with past practice.

                    SECTION 3.08.  Absence of Certain Changes or Events. Since July 1, 2000, except as expressly contemplated by this Agreement or as disclosed pursuant to Section 3.08 of the Company Disclosure Schedule, the Company and the Company Subsidiaries have conducted their business only in the ordinary course and in a manner consistent with past practice and, since July 1, 2000, there has not been (a) any event or events (whether or not covered by insurance) that could reasonably be expected to have a Material Adverse Effect on the Company, (b) any material change by the Company in its accounting methods, principles or practices, (c) any entry by the Company or any Company Subsidiary into any commitment or transaction material to the Company, except in the ordinary course of business and consistent with past practice, (d) any declaration, setting aside or payment of any dividend or distribution in respect of any capital stock or equity interests of the Company or the Company Subsidiaries or any redemption, purchase or other acquisition of any of the Company’s or the Company Subsidiaries’ securities, (e) any increase in, amendment to or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option, stock purchase or other employee benefit plan, (f) any general increase in compensation, bonus, severance or termination pay or other benefits payable to the employees of the Company or the Company Subsidiaries or, except for increases in the ordinary course of business in connection with periodic reviews and in amounts consistent with past practice, any specific increase in the compensation, bonus or other benefits payable to such employees, (g) any payment by the Company or any Company Subsidiary of a bonus to any employee of the Company or any Company Subsidiary, (h) any operation of the business of the Company and the Company Subsidiaries other than in the ordinary course, consistent with past practice; (i) any incurrence of indebtedness for borrowed money or assumption or guarantee of indebtedness for borrowed money by the Company or any Company Subsidiary (other than loans from the Company to any wholly owned Company Subsidiary or from any wholly owned Company Subsidiary to the Company or any other wholly owned Company Subsidiary), or the grant of any lien on the assets of the Company or the Company Subsidiaries to secure indebtedness for borrowed money, (j) any sale or transfer of any assets of the Company or the Company Subsidiaries other than in the ordinary course of business and consistent with past practice, or (k) any loan, advance or capital contribution to or investment in any person in an aggregate amount in excess of $100,000 by the Company or any Company Subsidiary (excluding any loan, advance or capital contribution to, or investment in, the Company or any wholly owned Company Subsidiary).

                    SECTION 3.09.  Absence of Litigation. Except as disclosed in Section 3.09(a) of the Company Disclosure Schedule, there is no claim, action, suit, proceeding or investigation ("Claim") pending or, to the best knowledge of the Company, threatened against the Company or any Company Subsidiary, by, on behalf of or before any arbitrator or Governmental Authority which (a) could reasonably be expected to have a Material Adverse Effect on the Company or (b) seeks to and is reasonably likely to significantly delay or prevent the consummation of the Merger. Except as disclosed in Section 3.09(b) of the Company Disclosure Schedule, there is no Claim pending or, to the best knowledge of the Company, threatened against the Company or any Company Subsidiary, by, on behalf of or before any arbitrator or Governmental Authority. The Most Recent Balance Sheet included reasonable loss reserves with respect to each Claim disclosed in Section 3.09 of the Company Disclosure Schedule. Neither the Company or any Company Subsidiary nor any property or asset of the Company or any Company Subsidiary is subject to or in violation of any order, executive order, writ, stay, decree, judgment, determination, award or injunction (each an "Order") that could reasonably be expected to have a Material Adverse Effect on the Company.

                    SECTION 3.10.  Employee Benefit Plans; Agreements. (a) Section 3.10 of the Company Disclosure Schedule lists all plans, programs and arrangements providing benefits and maintained for the benefit of any current or former employee, officer or director of the Company or any Company Subsidiary, whether or not such plan, program or arrangement is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (the "Plans"). The Company has given or made available to Acquiror a true and complete copy of each Plan document, each material document prepared in connection with each Plan, including any applicable trust agreement, insurance contract or other funding medium, all amendments with respect to such Plan documents, the most recent summary plan description, actuarial report, and determination letter issued by the Internal Revenue Service ("IRS"), Form 5500 with all related schedules filed for the prior three (3) years in respect of each such Plan subject to the annual reporting requirements of ERISA, and each Company Employment Contract (as defined herein). Neither the Company nor any Company Subsidiary presently (nor have they at any time in the past) maintains, contributes to or has any liability (including current or potential withdrawal liability) with respect to any multi-employer plan within the meaning of ERISA. None of the Plans, other than those as described in Section 3.10(a) of the Company Disclosure Schedule, promises or provides retiree medical or life insurance benefits to any person other than continued medical coverage required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, the costs for which are borne by the former employee or beneficiary. Neither the Company nor any Company Subsidiary is a participating employer in any Plan to which more than one employer makes contributions.

                    (b)      Each Plan complies, in both form and operation, in all material respects, with its written terms, and, as applicable with ERISA, the Internal Revenue Code of 1986, as amended (the "Code"), and other applicable Law, and no condition exists or event has occurred with respect to any such Plan which would result in any material liability, fine or penalty for the Company or any Company Subsidiary. Each Plan is legally valid and binding and in full force and effect. Each Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS to the effect that it is so qualified and nothing has occurred since the date of such letter to affect the qualified status of such Plan. The Company has not incurred any direct or indirect material liability under, arising out of or by operation of Title IV of ERISA in connection with the termination of, or withdrawal from, any Plan or other retirement plan or arrangement and, as of the date hereof, no fact exists or event has occurred that could reasonably be expected to give rise to any such liability. No Plan is or has been covered by Title IV of ERISA or Section 412 of the Code. No Plan is being audited or investigated by any government agency or subject to any pending or threatened Claim. Neither the Company nor any fiduciary of any Plan has engaged in a non-exempt prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code. No event has occurred with respect to which the Company or any Company Subsidiary could be liable for a tax imposed by any of Sections 4972, 4976, 4977, 4979, 4980 or 4980B of the Code, or for a civil penalty under Section 502(d) of ERISA.

                    (c)      The Company and the Company Subsidiaries have complied in all material respects with all Laws pertaining to employment practices, including wage and hour laws, the Americans with Disabilities Act, discrimination laws and the Worker Adjustment Retraining Notification Act, and, except as disclosed in Section 3.10(c) of the Company Disclosure Schedule, no fact or event exists that could give rise to liability under such Laws, except for such occurrences, noncompliances and liabilities as could not reasonably be expected to have a Material Adverse Effect on the Company.

                    (d)      Section 3.10 of the Company Disclosure Schedule sets forth the name of each officer or employee of the Company or any Company Subsidiary with an annual base compensation greater than $75,000, the annual base compensation applicable to each such officer or employee and a complete and accurate list of each (the items described in subsections (i) through (iv) below, collectively, the "Company Employment Contracts"):

                              (i)      employment, severance, or collective bargaining agreement not terminable without liability or obligation on 60 days' or less notice;

                              (ii)     agreement with any director, affiliate, executive officer, or other key employee (or any member of the immediate family of any of the foregoing), agent, or contractor of the Company or any subsidiary of the Company, the benefits of which are contingent, or the terms of which are materially altered, on the occurrence of a transaction involving the Company or any Company Subsidiary of the Company of the nature of any of the transactions contemplated by this Agreement or relating to an actual or potential change in control of the Company or any Company Subsidiary, or providing any term of employment or other compensation guarantee or extending severance benefits or other benefits after termination not comparable to benefits available to employees, agents, or contractors generally;

                              (iii)    agreement, plan, or arrangement under which any person may receive payments that may be subject to the tax imposed by Section 4999 of the Code or included in the determination of such person's "parachute payment" under Section 280G of the Code; and

                              (iv)    agreement or plan, including any stock option plan, stock appreciation right plan, restricted stock plan, or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

                    SECTION 3.11.  Labor Matters. Neither the Company nor any Company Subsidiary is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or any Company Subsidiary. Neither the Company nor any Company Subsidiary is the subject of any Claim which is pending, or to the Company’s knowledge, threatened, asserting that the Company or any Company Subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act or applicable state statutes) or seeking to compel the Company or any Company Subsidiary to bargain with any labor organization as to wages or conditions of employment. No strike or other labor dispute involving the Company or any Company Subsidiary is pending or, to the Company’s knowledge, threatened. To the Company’s knowledge, there is no activity involving any employees of the Company or any Company Subsidiary seeking to certify a collective bargaining unit or engaging in any other organizational activity. To the Company’s knowledge, as of the date hereof and except as described in Section 3.11 of the Company Disclosure Schedule, no executive, key employee, or group of employees has any plans to terminate employment with the Company or any Company Subsidiary.

                    SECTION 3.12.  Taxes. The Company and each of the Company Subsidiaries have (i) filed all federal, state, local and foreign tax returns required to be filed by them prior to the date of this Agreement (taking into account extensions), (ii) paid or accrued all taxes shown to be due on such returns and paid all applicable ad valorem and value added taxes as are due and (iii) paid or accrued all taxes for which a notice of assessment or collection has been received (other than amounts being contested in good faith by appropriate proceedings), except in the case of clause (i), (ii) or (iii) for any such filings, payments or accruals which could not reasonably be expected to have a Material Adverse Effect on the Company. Except as set forth in Section 3.12 of the Company Disclosure Schedule, neither the IRS nor any other federal, state, local or foreign taxing authority has asserted any Claim for taxes, or to the best knowledge of the Company, is threatening to assert any Claims for taxes, which Claims could reasonably be expected to have a Material Adverse Effect on the Company. The Company has open years for federal, state and foreign income tax returns only as set forth in Section 3.12 of the Company Disclosure Schedule. The Company and each Company Subsidiary have withheld or collected and paid over to the appropriate governmental authorities (or are properly holding for such payment) all taxes required by law to be withheld or collected, except for amounts which could not reasonably be expected to have a Material Adverse Effect on the Company. There are no liens for taxes upon the assets of the Company or any Company Subsidiary (other than liens for taxes that are not yet due or that are being contested in good faith by appropriate proceedings), except for liens which could not reasonably be expected to have a Material Adverse Effect on the Company.

                    SECTION 3.13.  Environmental Matters. (a) For purposes of this Agreement, the following terms shall have the following meanings: (i) "Cleanup" means any investigative, monitoring, cleanup, removal, containment or other remedial or response action required by any Environmental Law or Occupational Safety and Health Law, and the terms "removal," “remedial” and “response action” include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act; (ii) "Environment" means soil, land surface or subsurface strata, surface waters (including navigable water and ocean waters), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life and any other similar medium or natural resource; (iii) "Environmental, Health and Safety Liabilities" means any cost, damages, expense, liability, obligation or other responsibility (whether known or unknown, whether absolute, accrued, contingent, choate, inchoate or otherwise, whether due or to become due, and whether or not required to be reflected on a balance sheet prepared in accordance with GAAP) arising from or under Environmental Law or Occupational Safety and Health Law, including those consisting of or relating to (1) any environmental, health or safety matter or condition (including on-site or off-site contamination, occupational safety and health and regulation of any chemical substance or product), (2) any fine, penalty, judgment, award, settlement, Claim, damages, loss, demand and response, investigative, monitoring, remedial or inspection cost or expense arising under Environmental Law or Occupational Safety and Health Law, (3) financial responsibility under any Environmental Law or Occupational Safety and Health Law for Cleanup costs or corrective action, (whether or not such Cleanup has been required or requested by any Governmental Authority or other person) and for any natural resource damage, or (4) any other compliance, corrective or remedial measures required under any Environmental Law or Occupational Safety and Health Law; (iv) "Environmental Law" means the United States Comprehensive Environmental Response, Compensation, and Liability Act and any other Law that requires or relates to (1) advising appropriate Governmental Authorities, employees or the public of intended or actual Releases of Hazardous Materials, violations of discharge or emission limits or other prohibitions and the commencement of activities, such as resource extraction or construction, that could have significant impact on the Environment, (2) preventing or reducing to acceptable levels the Release of Hazardous Materials into the Environment, (3) reducing the quantities, preventing the Release or minimizing the hazardous characteristics of wastes that are generated, (4) assuring that products are designed, formulated, packaged and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of, (5) protecting resources, species or ecological amenities, (6) reducing to acceptable levels the risks inherent in the transportation of Hazardous Materials or other potentially harmful substances, (7) Cleanup of Hazardous Materials that have been Released, preventing the threat of Release or paying the costs of such Cleanup or prevention, or (8) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets; (v) "Facility" means any real property (including all parcels and tracts of land in which the Company and each Company Subsidiary have a fee simple estate or a leasehold estate, and all improvements, easements and appurtenances thereto) or tangible personal property interest owned or operated by the Company and each Company Subsidiary, including such real property and tangible personal property used or operated by the Company and each Company Subsidiary at the locations listed in Section 3.17(b) or (c) of the Company Disclosure Schedule, and, for purposes of this Section 3.13 and the definition of "Hazardous Activity," the term also includes any Real Property or tangible personal property interest formerly owned or operated by the Company and each Company Subsidiary or any predecessor person; (vi) "Hazardous Activity" means the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about or from any of the Facilities or any part thereof into the Environment, and any other act, business, operation or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to individuals or property on or off the Facilities, or that may affect the value of any of the Facilities or the assets of the Company and the Company Subsidiaries; (vii) "Hazardous Material" means any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, toxic, a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials; (viii) "Occupational Safety and Health Law" means any Law designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (such as those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions; and (ix) "Release" means any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping or other releasing into the Environment, whether intentional or unintentional.

                    (b)      Except as described in Section 3.13 of the Company Disclosure Schedule, the Company and each Company Subsidiary are, and at all times have been, in compliance with, and have not been and are not in violation of or liable under, any Environmental Law or Occupational Safety and Health Law. Except as described in Section 3.13 of the Company Disclosure Schedule, the Company does not have any basis to expect, nor has the Company and each Company Subsidiary or any other person for whose conduct any of them is or may be held responsible received, any actual or threatened Order, notice or other communication from (i) any Governmental Authority or other person acting in the public interest or (ii) the current or prior owner or operator of any Facility, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or threatened obligation to undertake or bear the cost of any Environmental, Health and Safety Liabilities with respect to any Facility or other property or asset (whether real, personal or mixed) in which the Company or any Company Subsidiary has had an interest, or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by the Company or any Company Subsidiary or any other person for whose conduct it is or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled or received.

                    (c)      Except as described in Section 3.13 of the Company Disclosure Schedule, there are no pending or, to the Company’s knowledge, threatened, Claims, charges, mortgages, liens, security interests or other restrictions of any nature, resulting from any Environmental, Health and Safety Liabilities or arising under or pursuant to any Environmental Law or Occupational Safety and Health Law, with respect to or affecting any Facilities or any other properties and assets (whether real, personal or mixed) in which the Company or any Company Subsidiary has or had an interest.

                    (d)      Except as described in Section 3.13 of the Company Disclosure Schedule, the Company and each Company Subsidiary have no basis to expect, nor has it or any other person for whose conduct it is or may be held responsible, received, any citation, directive, inquiry, notice, Order, summons, warning or other communication that relates to Hazardous Activity, Hazardous Materials or any actual, alleged, possible or potential violation of or failure to comply with any Environmental Law or Occupational Safety and Health Law, or of any actual, alleged, possible or potential obligation to undertake or bear the cost of any Environmental, Health and Safety Liabilities with respect to any Facility or other property or asset (whether real, personal or mixed) in which the Company or any Company Subsidiary had an interest, or with respect to any property or facility to or by which Hazardous Materials were generated, manufactured, refined, transferred, imported, used or processed by the Company or any Company Subsidiary or any other person for whose conduct it is or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled or received.

                    (e)      Except as described in Section 3.13 of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary nor any other person for whose conduct it is or may be held responsible has any Environmental, Health and Safety Liabilities with respect to any Facility or with respect to any other property or asset (whether real, personal or mixed) in which the Company or any Company Subsidiary (or any predecessor), has or had an interest, or at any property geologically or hydrologically adjoining any Facility or any such other property or asset.

                    (f)      Except as described in Section 3.13 of the Company Disclosure Schedule, no Hazardous Materials are present on or in the environment at any Facility or at any geologically or hydrologically adjoining property, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of any Facility or such adjoining property, or incorporated into any structure therein or thereon. None of the Company, the Company Subsidiaries, each other person for whose conduct any of them is or may be held responsible and to the Company’s knowledge any other person, has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to any Facility or other property or asset (whether real, personal or mixed) in which the Company or any Company Subsidiary has or had an interest.

                    (g)      Except as described in Section 3.13 of the Company Disclosure Schedule, there has been no Release or, to the Company’s knowledge, threat of Release, of any Hazardous Materials at or from any Facility or at any other location where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used or processed from or by any Facility, or from any other property or asset (whether real, personal or mixed) in which the Company or any Company Subsidiary has or had an interest, or any geologically or hydrologically adjoining property, whether by the Company, any Company Subsidiary or any other person.

                    (h)      The Company and each Company Subsidiary have delivered or made available to Acquiror true and complete copies and results of any reports, studies, analyses, tests or monitoring possessed or initiated by the Company and each Company Subsidiary pertaining to Hazardous Materials or Hazardous Activities in, on, or under any Facilities, or concerning compliance by the Company, any Company Subsidiary, or any other person for whose conduct they are or may be held responsible, with Environmental and Occupational Safety and Health Laws.

                    SECTION 3.14.  Opinion of Financial Advisor. The Company has received the written opinion of BMO Nesbitt Burns Corp. ("Company Banker") on the date of this Agreement to the effect that the consideration to be paid by Acquiror in the Merger is fair from a financial point of view to the Company’s shareholders (other than Acquiror, Acquiror Sub and their affiliates) as of the date thereof.

                    SECTION 3.15.  Brokers. No broker, finder or investment banker (other than Company Banker) is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company or any Company Subsidiary. The Company has heretofore furnished to Acquiror a correct copy of all agreements between the Company and Company Banker pursuant to which such firm would be entitled to any payment relating to the Transactions.

                     SECTION 3.16.  Tangible Property. The Company and the Company Subsidiaries have good and marketable title to all of their tangible properties and assets required to conduct their respective businesses, with only such exceptions as could not reasonably be expected to have a Material Adverse Effect on the Company. All of the assets of the Company and the Company Subsidiaries have been maintained and repaired for their continued operation and are in good operating condition, reasonable wear and tear excepted, and usable in the ordinary course of business, except where the failure to be in such repair or condition or so usable could reasonably be expected to have a Material Adverse Effect on the Company.

                    SECTION 3.17.  Real Property. (a) For purposes of this Agreement, the term "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (A) mechanic's, materialmen's, and similar liens, (B) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings and (C) purchase money liens and liens securing rental payments under capital lease arrangements.

                    (b)      Section 3.17(b) of the Company Disclosure Schedule lists and describes briefly all real property that the Company or any Company Subsidiary owns or owned within the last three years. With respect to each such parcel of owned real property that the Company or any Company Subsidiary owns, except as disclosed in Section 3.17(b) of the Company Disclosure Schedule, (i) the identified owner has good and marketable title to the parcel of real property, free and clear of any Security Interest, easement, covenant, or other restriction, except for installments of special assessments not yet delinquent and recorded easements, covenants, and other restrictions which do not impair the current use, occupancy, or value, or the marketability of title, of the property subject thereto; (ii) there are no pending or, to the knowledge of the Company, threatened special assessments, condemnation proceedings, Claims or administrative actions relating to the property or other matters adversely affecting the current use, occupancy, or value thereof; (iii) the legal description for the parcel contained in the deed thereof describes such parcel fully and adequately, the buildings and improvements are located within the boundary lines of the described parcels of land, are not in violation of applicable setback requirements, zoning laws, and ordinances (and none of the properties or buildings or improvements thereon are subject to "permitted non-conforming use" or "permitted non-conforming structure" classifications), and do not encroach on any easement which may burden the land, and the land does not serve any adjoining property for any purpose inconsistent with the use of the land, and the property is not located within any flood plain or subject to any similar type restriction for which any permits or licenses necessary to the use thereof have not been obtained; (iv) all facilities have received all approvals of Governmental Authorities (including licenses and permits) required in connection with the ownership or operation thereof and have been operated and maintained in all material respects in accordance with applicable Laws; (v) there are no leases, subleases, licenses, concessions, or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of the parcel of real property; (vi) there are no outstanding options or rights of first refusal to purchase the parcel of real property, or any portion thereof or interest therein; (vii) there are no parties (other than the Company and each Company Subsidiary) in possession of the parcel of real property; (viii) all facilities located on the parcel of real property are supplied with utilities and other services necessary for the operation of such facilities, including gas, electricity, water, telephone, sanitary sewer, and storm sewer, all of which services are adequate in accordance with all applicable laws, ordinances, rules, and regulations and are provided via public roads or via permanent, irrevocable, appurtenant easements benefiting the parcel of real property; (ix) each parcel of real property abuts on and has direct vehicular access to a public road, or has access to a public road via a permanent, irrevocable, appurtenant easement benefiting the parcel of real property, and access to the property is provided by paved public right-of-way with adequate curb cuts available; and (x) to the knowledge of the Company, all buildings, other improvements and facilities owned by the Company or any Company Subsidiary are structurally sound, are in good operating condition and repair, and are free from material defects, and such buildings, other improvements and facilities are sufficient for the continued conduct of the business of the Company after the consummation of this transaction in substantially the same manner as conducted before the consummation of this transaction.

                    (c)       Section 3.17(c) of the Disclosure Schedule lists and describes briefly all real property leased or subleased to the Company or any Company Subsidiary. The Company has delivered to the Acquiror correct and complete copies of the leases and subleases listed in Section 3.17(c) of the Company Disclosure Schedule. With respect to each such lease and sublease, except as disclosed in Section 3.17(c) of the Company Disclosure Schedule: (i) such lease or sublease is legal, valid, binding, enforceable, and in full force and effect; (ii) such lease or sublease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (iii) no party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder; (iv) no party to the lease or sublease has repudiated any provision thereof; (v) there are no disputes, oral agreements, or forbearance programs in effect as to the lease or sublease; (vi) with respect to each sublease, the representations and warranties set forth in subsections (i) through (v) above are true and correct with respect to the underlying lease; (vii) neither the Company nor any Company Subsidiary has assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold; (viii) all facilities leased or subleased thereunder have received all approvals of Governmental Authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in all material respects in accordance with applicable Laws; (ix) all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of said facilities; (x) the owner of the facility leased or subleased has good and marketable title to the parcel of real property; and (xi) to the knowledge of the Company, all buildings, other improvements and facilities leased by the Company or any Company Subsidiary are structurally sound, are in good operating condition and repair, and are free from material defects, and such buildings, other improvements and facilities are sufficient for the continued conduct of the business of the Company after the consummation of this transaction in substantially the same manner as conducted before the consummation of this transaction.

                    SECTION 3.18.  Intellectual Property. The Company and the Company Subsidiaries own or have a valid license to use all inventories, patents, trademarks, service marks, trade names, copyrights, trade secrets, software, mailing lists and other intellectual property rights (collectively, the "Intellectual Property") necessary to carry on their respective businesses as currently conducted; and neither the Company nor any Company Subsidiary has received any notice of infringement of or conflict with, and, to the Company’s knowledge, there are no infringements of or conflicts with, the rights of others with respect to the use of any of the Intellectual Property that, in either such case, has had or could reasonably be expected to have a Material Adverse Effect on the Company.

                    SECTION 3.19. Board Recommendation; State Takeover Statutes. At a meeting duly called and held in compliance with Virginia Law, the Board of Directors of the Company has unanimously adopted a resolution that, in accordance with the directors’ good faith busines judgment of the best interests of the Company, (i) the Merger is approved and (ii) this Agreement and the Transactions are approved and recommending approval and adoption of this Agreement and the Transactions by the shareholders of the Company. Such approval is sufficient to render inapplicable to the Merger and the other Transactions the provisions of Section 13.1-728.1 of Virginia Law. No other state takeover statute or similar statute or regulation applies or purports to apply to the Merger, this Agreement or any Transaction, and no provision of the articles of incorporation, bylaws or other governing instruments of the Company or any Company Subsidiary would, directly or indirectly, restrict or impair the ability of Acquiror to vote, or otherwise to exercise the rights of a stockholder with respect to, shares of the Company and the Company Subsidiaries that may be acquired or controlled by Acquiror.

                    SECTION 3.20.  Contracts. (a) Section 3.20(a) of the Company Disclosure Schedule lists each contract to which the Company or any Company Subsidiary is a party (each such contract referred to in subsections (i) through (vi) below, a "Material Contract"): (i) that is required by its terms or is currently expected to result in the payment or receipt by the Company or any Company Subsidiary of more than $100,000; (ii) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a material loss to the Company or any Company Subsidiary, or involve consideration in excess of $100,000; (iii) under which the consequences of a default or termination could reasonably be expected to have a Material Adverse Effect on the Company (each of which is identified in Section 3.20(a)(iii) of the Company Disclosure Schedule); (iv) all material agreements relating to joint ventures, partnerships and equity or debt investments (each of which is identified in Section 3.20(a)(iv) of the Company Disclosure Schedule); (v) all noncompetition agreements, limitations on the Company’s or any Company Subsidiary’s ability to provide services or products to any customer or potential customer or similar restrictions on their respective businesses (each of which is identified in Section 3.20(a)(v) of the Company Disclosure Schedule); and (vi) all agreements, notes, bonds, indentures or other instruments governing indebtedness for borrowed money, and any guarantee thereof or the pledge of any assets or other security therefor (each of which is identified in Section 3.20(a)(vi) of the Company Disclosure Schedule). Each Material Contract is in full force and effect and is enforceable against the parties thereto (other than the Company) in accordance with its terms and no condition or state of facts exists that, with notice or the passage of time, or both, would constitute a material default by the Company or, to the knowledge of the Company, any third party under such Material Contracts. The Company has duly complied in all material respects with the provision of each Material Contract to which it is a party.

                    (b)      Except as set forth in Section 3.20(b) to the Company Disclosure Schedule, no shareholder that to the knowledge of the Company beneficially owns in excess of 5% of the Company Common Stock, officer, director, employee or agent (or any member of the immediate family of any of the foregoing) of the Company or any Company Subsidiary or any affiliate of any officer or director of the Company or any Company Subsidiary (i) has any interest in any assets or property (whether real or personal, tangible or intangible) of or used in the business of the Company or any Company Subsidiary (other than as an owner of outstanding securities of the Company), (ii) is indebted or otherwise obligated to the Company (other than expense advances in the ordinary course of business) or (iii) has any direct or indirect interest of any nature whatsoever in any person or business which competes with, conducts any business similar to, has any arrangement or agreement (including arrangements regarding the shared use of personnel or facilities) with (whether as a customer or supplier or otherwise), or is involved in any way with, the Company or any Company Subsidiary. The Company is not indebted or otherwise obligated to any such person described above, except for amounts due under normal arrangements applicable to all employees generally as to salary or reimbursement of ordinary business expenses not unusual in amount or significance. As of the date of this Agreement, to the knowledge of the Company, there are no losses, claims, damages, costs, expenses, liabilities or judgments which would entitle any director, officer or employee (or any member of the immediate family of any of the foregoing) of the Company or any Company Subsidiary to indemnification by the Company or any Company Subsidiary under applicable Law, the certificate of incorporation (or similar instrument) or bylaws (or similar instrument) of the Company or any Company Subsidiary or any insurance policy maintained by the Company or any Company Subsidiary.

                    SECTION 3.21.  Inventory. The inventory of the Company and each Company Subsidiary consists of raw materials and supplies, manufactured and purchased parts, goods in process, and finished goods, all of which is merchantable and fit for the purpose for which it was procured or manufactured, and none of which is slow-moving, obsolete, damaged, or defective, subject only to the reserve for inventory writedown set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company. The inventory of the Company and each Company Subsidiary existing on the date of the Most Recent Balance Sheet was recorded on the Most Recent Balance Sheet at the lower of its cost or its market value.

                    SECTION 3.22.  Product Liability. Except as disclosed in Section 3.22 of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary has any liability (and, to the Company’s knowledge, there are no grounds for any present or future Claim or demand against any of them giving rise to any liability) arising out of any injury to individuals or property as a result of the ownership, possession, use or consumption of any product manufactured, sold or delivered by the Company or any Company Subsidiary, that could reasonably be expected to have a Material Adverse Effect on the Company.

                    SECTION 3.23.  Customers. Section 3.23 of the Company Disclosure Schedule contains a list of (a) for each of the Company’s three most recent fiscal years, the Company’s and the Company Subsidiaries’ top 25 customers determined by each of turkey product sales and chicken product sales during such year, plus all other customers to which sales during such year represented at least 1% of either the turkey product or chicken product sales of the Company and the Company Subsidiaries for such year (the "Major Customers") and (b) the amount of revenues attributable to each Major Customer in such fiscal year. The Company has previously provided to Acquiror a schedule of each of the Company’s and the Company Subsidiaries’ long-term pricing commitments for the Major Customers for the fiscal year ending July 1, 2000, and no material reduction in any such commitment has occurred subsequent to July 1, 2000. Except as indicated on Section 3.23 of the Company Disclosure Schedule, none of the Major Customers has terminated or materially altered its relationship with the Company or any Company Subsidiary since July 1, 2000, or, to the Company’s knowledge, threatened to do so or otherwise notified the Company or any Company Subsidiary of its intention to do so, and there has been no material dispute with any of the Major Customers since July 1, 2000.

                    SECTION 3.24.  Insurance. The Company and each Company Subsidiary is insured for such amounts and upon such terms as required by any contractual or legal obligation binding on any of them. Section 3.24 of the Company Disclosure Schedule contains a complete listing of all insurance (and all self-insurance arrangements) maintained by the Company and each Company Subsidiary as of the date hereof, or, if not currently maintained, that provides coverage for any current or contingent claim, indicating the form of coverage, name of carrier and broker, coverage limits and premium, expiration dates, deductibles, and all endorsements.

                    SECTION 3.25.  Proxy Statement. The proxy statement to be sent to the shareholders of the Company in connection with the Company Shareholders’ Meeting (as hereinafter defined) (such proxy statement, as amended and supplemented, being referred to herein as the "Proxy Statement"), excluding any information supplied by Acquiror for inclusion therein, will not, on the date the Proxy Statement (or any amendment or supplement thereto) is first mailed to shareholders of the Company, at the time of the Company Shareholders’ Meeting and at the Closing, contain any statement which, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Shareholders’ Meeting which shall have become false or misleading.

                    SECTION 3.26.  Rights Agreement. The Company has provided Acquiror with a complete and correct copy of that certain Shareholder Protection Rights Agreement dated as of February 4, 1994, by and between the Company and First Union National Bank of North Carolina (the "Rights Agreement"), including all amendments and exhibits thereto. None of the execution or delivery of this Agreement or the consummation of the Merger or any Transaction will cause the occurrence of the Separation Time, a Flip-in Date, a Flip-over Transaction or Event or a Stock Acquisition Date (as each such term is defined in the Rights Agreement) or will cause the Rights (as such term is defined in the Rights Agreement) to become exercisable under the Rights Agreement, and no event or circumstance described in this sentence has occurred. The Expiration Time (as such term is defined in the Rights Agreement) shall occur at the Effective Time.

                    SECTION 3.27.  Fees and Expenses of Transactions. The fees and expenses of the attorneys, accountants, brokers, investment bankers and advisors retained by the Company or any Company Subsidiary in connection with the transactions contemplated by this Agreement do not exceed the amount set forth in Section 3.27 of the Company Disclosure Schedule.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF ACQUIROR
AND ACQUIROR SUB

                    Acquiror and Acquiror Sub hereby, jointly and severally, represent and warrant to the Company that:

                    SECTION 4.01.  Corporate Organization. Each of Acquiror and Acquiror Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to have such power, authority and governmental approvals could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Acquiror and Acquiror Sub to perform their obligations hereunder and to consummate the Transactions.

                   SECTION 4.02.  Authority Relative to This Agreement. Each of Acquiror and Acquiror Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by Acquiror and Acquiror Sub and the consummation by Acquiror and Acquiror Sub of the Transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Acquiror or Acquiror Sub are necessary to authorize this Agreement or to consummate the Transactions (other than with respect to the Merger, the filing and recordation of appropriate Articles of Merger with the Corporation Commission, as required by Virginia Law). This Agreement has been duly and validly executed and delivered by Acquiror and Acquiror Sub and, assuming the due authorization, execution and delivery of this Agreement by the Company, constitutes a legal, valid and binding obligation of each of Acquiror and Acquiror Sub enforceable against each of Acquiror and Acquiror Sub in accordance with its terms.

                    SECTION 4.03.  No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by Acquiror and Acquiror Sub do not, and the performance of this Agreement by Acquiror and Acquiror Sub will not, (i) conflict with or violate the Articles of Incorporation or Bylaws of either Acquiror or Acquiror Sub, (ii) conflict with or violate any Law applicable to Acquiror or Acquiror Sub or by which any property or asset of either of them is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Acquiror or Acquiror Sub or require the consent of any third party pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Acquiror or Acquiror Sub is a party or by which Acquiror or Acquiror Sub or any property or asset of either of them is bound or affected, except for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, prevent Acquiror and Acquiror Sub from performing their respective obligations under this Agreement and consummating the Transactions.

                    (b)      The execution and delivery of this Agreement by Acquiror and Acquiror Sub do not, and the performance of this Agreement by Acquiror and Acquiror Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) pursuant to the Exchange Act, Blue Sky Laws, the HSR Act and filing and recordation of appropriate Articles of Merger with the Corporation Commission as required by Virginia Law and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, could not reasonably be expected to prevent or delay consummation of the Transactions or otherwise prevent Acquiror or Acquiror Sub from performing their respective obligations under this Agreement.

                    SECTION 4.04.  Proxy Statement. The information supplied by Acquiror for inclusion in the Proxy Statement will not, on the date the Proxy Statement (or any amendment or supplement thereto) is first mailed to shareholders of the Company, at the time of the Company Shareholders’ Meeting and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Shareholders’ Meeting which shall have become false or misleading.

                    SECTION 4.05.  Acquiror and Acquiror Sub Holdings in Company Stock. Acquiror and Acquiror Sub, as of September 26, 2000 and the date hereof, own no shares of Company Common Stock.

                    SECTION 4.06.  Financing. Acquiror (a) has received fully executed written commitments, copies of which have been provided to the Company, to provide any funds necessary (together with other financing currently available to the Company) to satisfy all of Acquiror’s and Acquiror Sub’s obligations under this Agreement and in connection with the transaction contemplated hereby, and (b) subject to the satisfaction of the conditions to Acquiror’s and Acquiror Sub’s obligations stated in Article VII, will have at the Closing the necessary financing to perform such obligations.

ARTICLE V

CONDUCT OF BUSINESS PENDING THE MERGER

                    SECTION 5.01.  Conduct of Business by the Company Pending the Merger. The Company covenants and agrees that, between the date of this Agreement and the Effective Time, except as set forth in Section 5.01 of the Company Disclosure Schedule or as expressly contemplated by any other provision of this Agreement, unless Acquiror shall otherwise agree in writing, (a) the business of the Company and the Company Subsidiaries shall be conducted only in, and the Company and the Company Subsidiaries shall not take any action except in, the ordinary course of business and in a manner substantially consistent with past practice, (b) the Company shall use all reasonable efforts to preserve substantially intact its business organization, to keep available the services of the current officers, employees and consultants of the Company and the Company Subsidiaries and to preserve the current relationships of the Company and the Company Subsidiaries with customers, suppliers and other persons with which the Company or any Company Subsidiary has significant business relations and (c) the Company shall not, and shall not permit any Company Subsidiary to:

                              (i)      amend or otherwise change its articles of incorporation or bylaws or comparable organizational documents;

                              (ii)     issue, sell, pledge, dispose of, grant, encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, (A) any shares of capital stock of the Company or any Company Subsidiary of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of the Company (except for the issuance of up to 8,300 shares of Company Common Stock pursuant to the Company Plans, the issuance of rights pursuant to the Rights Agreement and the issuance of shares of capital stock pursuant to currently outstanding Company Options, Company Warrants and rights pursuant to the Rights Agreement, in each case in accordance with the terms thereof as in effect on the date hereof) or any Company Subsidiary, or (B) any of the Company’s or any Company Subsidiaries’ assets except for sales in the ordinary course of business and in a manner consistent with past practice;

                              (iii)    declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

                              (iv)    reclassify, combine, split, divide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

                              (v)     (A) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership, other business organization or any division thereof or any assets, other than the acquisition of assets in the ordinary course of business consistent with past practice; (B) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances, except for indebtedness incurred in the ordinary course of business and consistent with past practice (1) in a principal amount not, in the aggregate, in excess of $100,000 and repayable without premium or penalty or (2) to fund the purchase of inventory and other working capital items; (C) enter into any contract or agreement material to the business, results of operations or financial condition of the Company other than in the ordinary course of business, consistent with past practice; (D) authorize any individual capital expenditure in excess of $100,000, or capital expenditures in the aggregate in excess of $1,000,000 in any month; or (E) enter into or amend any contract, agreement, commitment or arrangement with respect to any matter set forth in this subsection (v);

                              (vi)    increase the compensation payable or to become payable to any director, officer or other employee, or grant any bonus, to, or grant any severance or termination pay to, or enter into any employment or severance agreement with any director, officer or other employee of the Company or any Company Subsidiary or enter into or amend any collective bargaining agreement, or establish, adopt, enter into or amend any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation or other plan, trust or fund for the benefit of any director, officer or class of employees, except as contemplated by the last sentence of Section 2.02(a);

                              (vii)   settle or compromise any pending or threatened litigation which is material or which relates to the transactions contemplated hereby, provided that nothing in this Section 5.01(c)(vii) will prohibit the Company from settling or compromising any such litigation if, after consultation with counsel, the Company believes that such action is necessary to comply with its fiduciary duties; or

                              (viii) engage in any practice, take any action, or enter into any transaction of the sort described in Section 3.08 above; or

                              (ix)    otherwise take any action or willfully omit to take any commercially reasonable action that could reasonably be expected to make any representation or warranty in Article III above untrue or incorrect in any material respect at any time, including as of the Effective Time, as if made as of such time.

ARTICLE VI

ADDITIONAL AGREEMENTS

                    SECTION 6.01.  Shareholders’ Meeting. The Company shall, in accordance with applicable law and the Company’s Articles of Incorporation and Bylaws, (i) duly call, give notice of, convene and hold a special meeting of its shareholders as soon as practicable following execution of this Agreement for the purpose of considering and taking action on this Agreement and the Merger (the "Company Shareholders’ Meeting") and (ii) unless this Agreement has been terminated pursuant to Section 8.01(d) hereof, include in the Proxy Statement the unanimous recommendation of the Board of Directors of the Company that the shareholders of the Company approve and adopt this Agreement and the Merger and use its reasonable best efforts to obtain such approval and adoption.

                    SECTION 6.02.  Proxy Statement. As promptly as practicable after the execution of this Agreement, the Company shall file the Proxy Statement with the SEC under the Exchange Act, and shall use its reasonable best efforts to have the Proxy Statement cleared by the SEC. Acquiror, Acquiror Sub and the Company shall cooperate with each other in the preparation of the Proxy Statement, and the Company shall notify Acquiror of the receipt of any comments of the SEC with respect to the Proxy Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall provide to Acquiror promptly copies of all correspondence between the Company or any representative of the Company and the SEC. The Company shall give Acquiror and its counsel the opportunity to review the Proxy Statement prior to its being filed with the SEC and shall give Acquiror and its counsel the opportunity to review all amendments and supplements to the Proxy Statement and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC. Each of the Company, Acquiror and Acquiror Sub agrees to use its reasonable best efforts, after consultation with the other parties hereto, to respond promptly to all such comments of and requests by the SEC and to cause the Proxy Statement and all required amendments and supplements thereto to be mailed to the holders of Shares entitled to vote at the Shareholders Meeting at the earliest practicable time.

                    SECTION 6.03.  Appropriate Action; Consents; Filings. (a) The Company, Acquiror and Acquiror Sub shall use their best efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or required to be taken by any Governmental Authority or otherwise to consummate and make effective the Transactions as promptly as practicable, (ii) obtain from any Governmental Authorities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Acquiror or the Company or any of their subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the Transactions, including, without limitation, the Merger, and (iii) as promptly as practicable, make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (A) the Exchange Act and any other applicable federal or state securities Laws, (B) Virginia Law, (C) the HSR Act and any related governmental request thereunder, and (D) any other applicable Law; provided that Acquiror and the Company shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, accepting all reasonable additions, deletions or changes suggested in connection therewith. The Company and Acquiror shall use reasonable best efforts to furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law (including all information required to be included in the Proxy Statement) in connection with the transactions contemplated by this Agreement.

                    (b)      Each of Acquiror and the Company shall give (or shall cause their respective subsidiaries to give) any notices to third parties, and use, and cause their respective subsidiaries to use, their commercially reasonable efforts to obtain any third party consents, (A) necessary to consummate the Transactions, (B) disclosed or required to be disclosed in the Company Disclosure Schedule or (C) required to prevent any state of events that could reasonably be expected to cause a Material Adverse Effect to occur prior to or after the Effective Time. If Acquiror or the Company shall fail to obtain any third party consent described in the foregoing sentence, it shall use its best efforts, and shall take any such actions reasonably requested by the other party, to minimize any adverse effect upon the Company and Acquiror, their respective subsidiaries, and their respective businesses resulting, or which could reasonably be expected to result after the Effective Time, from the failure to obtain such consent.

                    (c)      From the date of this Agreement until the Effective Time, each party shall promptly notify the other party of any pending, or to the best knowledge of the first party, threatened, action, proceeding or investigation by or before any Governmental Authority or any other person (i) challenging or seeking material damages in connection with the Merger or the conversion of the Company Common Stock into cash pursuant to the Merger or (ii) seeking to restrain or prohibit the consummation of the Merger or otherwise limit the right of Acquiror or Acquiror Sub to own or operate all or any portion of the businesses or assets of the Company, which in either case could reasonably be expected to have a Material Adverse Effect on the Company prior to the Effective Time, or a Material Adverse Effect on Acquiror and Acquiror Sub (including the Surviving Corporation) after the Effective Time.

                    SECTION 6.04.  Access to Information; Confidentiality. Subject to the confidentiality agreement, dated August 28, 2000, between the Company and Acquiror (the "Confidentiality Agreement"), from the date hereof to the Effective Time, the Company will provide to Acquiror, during normal business hours and upon reasonable notice, access to all information and documents which Acquiror may reasonably request regarding the business, assets, liabilities, employees and other aspects of the Company.

                    SECTION 6.05.  No Solicitation of Transactions. (a) The Company shall not, directly or indirectly, and shall not permit any of its or the Company Subsidiaries’ officers, directors, employees, agents or representatives (including, without limitation, investment bankers, attorneys and accountants) to, (i) solicit, initiate or encourage the submission of any proposal that either constitutes a Business Combination Transaction (as such term is defined in Section 8.02) or may reasonably be expected to lead to a Business Combination Transaction with the Company, other than the Merger (a "Takeover Proposal"), or (ii) participate in any discussions or negotiations regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing; provided, however, that nothing contained in this Section 6.05 shall prohibit the Company from furnishing information to, or entering into discussions or negotiations with, any person in connection with a bona fide unsolicited written Takeover Proposal by such person that involves consideration to the Company’s shareholders with a value that the Company’s Board of Directors in good faith reasonably believes, after receiving advice from the Company Banker, is superior to the consideration provided for in the Merger (after taking into consideration the liability in respect of the Alternative Proposal Fee) received by the Company after the date of this Agreement and prior to receipt of shareholder approval of the Merger in accordance with Virginia Law, if, and only to the extent that, (1) the Company’s Board of Directors, based on the advice of independent legal counsel of the Company and the Company Banker, determines in its good faith business judgment that such action is required in order for such Board of Directors to satisfy its duties to the Company imposed by Virginia Law and (2) at least three business days prior to furnishing such information to, or entering into discussions or negotiations with, such person, the Company (A) gives Acquiror prior written notice (which shall include a copy of such written Takeover Proposal) of the Company’s intention to furnish such information or begin such discussions and (B) receives from such person an executed confidentiality agreement on terms no less favorable to the Company than those contained in the Confidentiality Agreement. The Company agrees not to release any third party from, or waive any provision of, any confidentiality agreement to which the Company is a party. The Company immediately shall cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

                    (b)      Neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Acquiror, the approval (including, without limitation, any resolution providing for such approval) or recommendation by such Board of Directors or such committee of this Agreement or the Merger or (ii) approve or recommend, or propose to approve or recommend, any Takeover Proposal, except, in either case, at or after the termination of this Agreement pursuant to Section 8.01(d).

                    (c)      Nothing contained in this Section 6.05 shall prohibit the Company from taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) under the Exchange Act with respect to any tender or exchange offer; provided, however, that neither the Company nor its Board of Directors nor any committee thereof, shall, except as permitted by Section 6.05(b), withdraw or modify, or propose to withdraw or modify, its approval or recommendation with respect to this Agreement or the Merger (including, without limitation, any resolution providing for such approval), or approve or recommend, or propose to approve or recommend, any Takeover Proposal.

                    SECTION 6.06.  Directors’ and Officers’ Indemnification. (a) The Articles of Incorporation and Bylaws of the Surviving Corporation shall contain provisions no less favorable with respect to indemnification than are set forth in the Articles of Incorporation and Bylaws of the Company, which provisions shall not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who at any time prior to the Effective Time were directors or officers of the Company or any of the Company Subsidiaries, unless such modification shall be required by Virginia Law.

                     (b)      From and after the Effective Time, Acquiror shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date of this Agreement or who becomes prior to the Effective Time, an officer or director of the Company or any of the Company Subsidiaries (collectively, the "Indemnified Parties") against all losses, expenses (including reasonable attorneys’ fees), claims, damages, liabilities or amounts that are paid in settlement of, with the approval of the Surviving Corporation (which approval shall not unreasonably be withheld), or otherwise in connection with, any threatened or actual Claim, based in whole or in part on or arising in whole or in part out of the fact that the Indemnified Party (or the Person controlled by the Indemnified Party) is or was a director or officer of the Company or any of the Company Subsidiaries and pertaining to any matter existing or arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, any Claim arising out of this Agreement or any of the transactions contemplated hereby), whether asserted or claimed prior to, at or after the Effective Time, in each case to the fullest extent permitted under Law, and shall pay any expenses, as incurred, in advance of the final disposition of any such action or proceeding to each Indemnified Party to the fullest extent permitted under Law. Without limiting the foregoing, in the event any such Claim is brought against any of the Indemnified Parties, (i) such Indemnified Parties may retain counsel (including local counsel) satisfactory to them and which shall be reasonably satisfactory to Acquiror and Acquiror shall pay all reasonable fees and expenses of such counsel for such Indemnified Parties; and (ii) the Surviving Corporation shall use all reasonable efforts to assist in the defense of any such Claim, provided that Acquiror shall not be liable for any settlement effected without its written consent, which consent, however, shall not be unreasonably withheld. The Indemnified Parties as a group shall retain only one law firm (plus appropriate local counsel) to represent them with respect to each such Claim unless there is, as determined by counsel to the Indemnified Parties, under applicable standards of professional conduct, a conflict or a reasonable likelihood of a conflict on any significant issue between the positions of any two or more Indemnified Parties at the expense of Acquiror.

                    (c)      For a period of six years after the Effective Time, Acquiror shall cause to be maintained in effect the Company’s current policy of Directors’ and Officers’ Liability Insurance (provided that Acquiror may substitute therefor one or more policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous in any material respect) with respect to claims arising from facts or events that occurred before the Effective Time to the extent available at an annual premium not in excess of 200% of the last annual premium paid by the Company prior to the date hereof. If Acquiror is unable to obtain the insurance required by this Section 6.06(c) at an annual premium not in excess of the foregoing amount, then it shall obtain the greatest amount of comparable insurance then reasonably available to it for an annual premium not in excess of the foregoing amount.

                    SECTION 6.07.  Obligations of Acquiror Sub. Acquiror shall take all action necessary to cause Acquiror Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and subject to conditions set forth in this Agreement.

                    SECTION 6.08.  Public Announcements. Acquiror and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or any Transaction and shall not issue any such press release or make any such public statement prior to such consultation; provided, however, that the press release announcing this Agreement shall be in the form previously agreed to by Acquiror and the Company. Prior to the Effective Time, the Company will not issue any other press release or otherwise make any public statements regarding its business, except to the extent that (i) such statement is not prohibited by Section 6.05 and (ii) the Company’s Board of Directors determines in good faith, based upon the advice of outside legal counsel, that any such communication is required to satisfy its duties to the Company.

                    SECTION 6.09.  Delivery of SEC Documents. The Company shall promptly deliver to Acquiror true and correct copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement.

                     SECTION 6.10.  Notification of Certain Matters. The Company shall give prompt notice to Acquiror, and Acquiror shall give prompt notice to the Company, of (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate and (ii) any failure of the Company, Acquiror or Acquiror Sub, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.10 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                    SECTION 6.11.  Further Action. At any time and from time to time, each party to this Agreement agrees, subject to the terms and conditions of this Agreement, to take such actions and to execute and deliver such documents as may be necessary to effectuate the purposes of this Agreement at the earliest practicable time.

                    SECTION 6.12.  Postponement of Annual Meeting. The Company shall as soon as possible after the date of this Agreement indefinitely postpone its annual meeting of shareholders currently scheduled for October 28, 2000, and shall take no action unless compelled by legal process to reschedule such annual meeting or to call a special meeting of shareholders of the Company, except in accordance with this Agreement, unless and until this Agreement has been terminated in accordance with its terms.

                     SECTION 6.13.  Letters of Accountants. The Company shall use its reasonable best efforts to cause to be delivered to Acquiror "comfort" letters of KPMG LLP, the Company’s independent public accountants, dated and delivered on the date on which the Proxy Statement is mailed to the Company’s shareholders and on the date of the Closing, each addressed to Acquiror, in form and substance reasonably satisfactory to Acquiror and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

                    SECTION 6.14.  Continuation of Benefits. (a) Acquiror agrees that, during the period commencing at the Effective Time and ending on the first anniversary thereof, the employees of the Company and the Company Subsidiaries will continue to be provided with benefits under employee benefit plans that are no less favorable in the aggregate than those currently provided by Acquiror to its similarly situated employees.

                    (b)      Employees of the Company (and, after the Merger, the Surviving Corporation) shall be given credit for all actual service with the Company and the Company Subsidiaries under all employee benefit plans, programs and policies of the Surviving Corporation or Acquiror in which they become participants for all purposes thereunder, except to the extent that such crediting would produce duplication of benefits.

                    (c)      From and after the Effective Time, Acquiror shall, to the extent permitted under the relevant plan and within Acquiror’s control, (i) cause any pre-existing condition or limitation and any eligibility waiting periods (to the extent such limitations or waiting periods did not apply to the employees of the Company under its plans in existence as of the date hereof) under any group health plans of Acquiror to be waived with respect to employees of the Company and their eligible dependents and (ii) give each employee of the Company credit for the plan year in which the Effective Time occurs toward applicable deductions and annual out-of-pocket limits for health expenses incurred prior to the Effective Time (or such later date on which participation commences) during the applicable plan year.

                    SECTION 6.15.  Severance Policy and Other Agreements. Acquiror shall honor or cause to be honored all severance and retention agreements and employment agreements with the Company’s directors, officers and employees set forth in Section 6.15(a) of the Company Disclosure Schedule. The Company represents and warrants that it has provided to Acquiror true and complete copies of such agreements. Except as set forth in Section 6.15(b) of the Company Disclosure Schedule, the Company represents and warrants that it has taken all necessary action to ensure that no payments or amounts due will be in excess of applicable tax deductibility limits or will give rise to any excise taxes.

                    SECTION 6.16.  Grower Relations. Acquiror shall comply with the terms of all existing grower contracts.

                    SECTION 6.17.  Environmental Assessments. On or before October 6, 2000, the Company shall deliver to Acquiror a Phase I environmental assessment audit conducted after September 1, 2000 by Nova Consulting Group, Inc. or Patton, Harris, Rust and Associates conducted in accordance with all applicable American Society for Testing and Materials standards (including ASTM E1527-00 Standard Practice for Environmental Site Assessments: Phase I Environmental Site Assessment Process) (a "Phase I Assessment") on each parcel of real property identified as a “2000 Phase I” property on Section 6.17 of the Company Disclosure Schedule, which the Company represents and warrants constitute all parcels of real property identified on Section 3.17(b) or (c) of the Company Disclosure Schedule that are or have been used for any purpose other than (i) idle land, (ii) growing crops, (iii) as a turkey breeder farm, (iv) growing out chickens and/or turkeys, (v) as a leased residential apartment or (vi) as the location of communication towers to the extent identified on Section 6.17 of the Company Disclosure Schedule. Acquiror shall determine no later than ten business days after receipt of all Phase I Assessments required above, whether any recommended or otherwise suggested Phase II Assessments (as defined below) are waived with respect to the closing condition set forth in Section 7.02(f) below. Acquiror shall notify the Company in writing of its determination no later than such tenth business day, and such notice shall identify the Phase II Assessments that should be obtained by the Company, or acknowledge that the closing condition set forth in Section 7.02(f) is satisfied. As soon as possible after receipt of any such notice from Acquiror identifying any Phase II Assessments to be obtained, but in no event later than ten business days after receipt of such notice, the Company shall deliver to Acquiror a Phase II environmental assessment audit conducted after September 1, 2000 by Nova Consulting Group, Inc. or Patton, Harris, Rust and Associates in accordance with all applicable American Society for Testing and Materials standards (including ASTM E1903-97 Standard Practice for Environmental Site Assessments: Phase II Environmental Site Assessment Process) (a "Phase II Assessment"), to the extent recommended or otherwise suggested by any of the Phase I Assessments referred to above in this Section 6.17 and not waived by Acquiror. Acquiror shall notify the Company in writing of its determination, no later than five business days after receipt of all such Phase II Assessments, as to whether the closing condition in Section 7.02(f) is satisfied. All such Phase I and Phase II Assessments shall be performed for the mutual benefit of Acquiror and the Company. All costs and expenses associated with the Phase I and Phase II Assessments shall be paid by the Company. If Acquiror is required by this Section 6.17 to provide any notice but fails to do so, the Company shall promptly notify Acquiror of such failure, and Acquiror shall provide the required notice within three business days of receipt of such notification by the Company.

ARTICLE VII

CONDITIONS TO THE MERGER

                    SECTION 7.01.  Conditions to the Obligations of Each Party. The obligations of the Company, Acquiror and Acquiror Sub to consummate the Merger are subject to the satisfaction of the following conditions:

                              (a)      this Agreement and the Transactions contemplated hereby shall have been approved and adopted by the affirmative vote of the shareholders of the Company in accordance with Virginia Law and the Company’s Articles of Incorporation and Bylaws and the rules of the National Association of Securities Dealers, Inc.;

                              (b)      no Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Order or statute, rule or regulation which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger; and

                              (c)      any applicable waiting period under the HSR Act relating to the Merger shall have expired or been terminated.

                    SECTION 7.02.  Conditions to the Obligations of Acquiror and Acquiror Sub. The obligations of Acquiror and Acquiror Sub to consummate the Merger are subject to the satisfaction of the following further conditions:

                              (a)      the Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Effective Time and each of the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects) as of the Effective Time as though made on and as of the Effective Time, except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date, and Acquiror shall have received a certificate of an executive officer of the Company to that effect;

                              (b)      since the date of this Agreement, no material adverse change in the financial condition, results of operations or business of the Company and the Company Subsidiaries, taken as a whole, shall have occurred, and neither the Company nor any Company Subsidiary shall have suffered any damage, destruction or loss materially affecting the business or properties of the Company and the Company Subsidiaries, taken as a whole;

                              (c)      Acquiror shall have received the "comfort" letters contemplated by Section 6.13 above;

                              (d)      The Company shall have terminated its Poultry Producer Stock Purchase Plan, Amended and Restated Employee Stock Purchase Plan, Dividend Reinvestment and Stock Purchase Plan and Plan to Issue Stock for Director Compensation in accordance with the terms of each such plan;

                              (e)      The Company shall have obtained the consent of each other person and Governmental Authority (in a form reasonably satisfactory to Acquiror) whose consent shall be required in connection with the Merger under all agreements and Laws to which the Company or any Company Subsidiary is a party or bound, other than consents the failure of which to obtain could not reasonably be expected to have a Material Adverse Effect on the Surviving Corporation or Acquiror; and

                              (f)       The Company shall have delivered to Acquiror the Phase I and Phase II Assessments within the time periods and as otherwise required by Section 6.17 hereof, and all recognized environmental conditions or concerns identified in any of such Phase I or Phase II Assessments shall not and could not reasonably be expected to result in remediation costs, liabilities and/or necessary compliance expenditures in the aggregate (taking into consideration all other expected remediation costs, liabilities and/or necessary compliance expenditures identified in such Phase I or Phase II Assessments) in excess of $1,000,000.

                    SECTION 7.03.  Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction of the following further condition: Acquiror and Acquiror Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Effective Time and each of the representations and warranties of Acquiror and Acquiror Sub contained in this Agreement shall be true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects) as of the Effective Time, as though made on and as of the Effective Time, except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date, and the Company shall have received a certificate of an executive officer of Acquiror to that effect.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

                    SECTION 8.01.  Termination. This Agreement may be terminated and the Merger and the other Transactions may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement and the Transactions, as follows:

                              (a)      by mutual written consent duly authorized by the Boards of Directors of each of Acquiror, Acquiror Sub and the Company;

                              (b)      by either Acquiror or the Company, if either (i) the Effective Time shall not have occurred on or before March 30, 2001 (or such later date as shall be agreed to in writing by Acquiror and the Company); provided, however, that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date; or (ii) there shall be any Order which is final and nonappealable preventing the consummation of the Merger, except if the party relying on such Order has not complied with its obligations under Section 6.03(a);

                              (c)      by Acquiror, if (i) the Board of Directors of the Company withdraws, or modifies in any respect adverse to Acquiror, its approval or recommendation of this Agreement or the Merger or shall have resolved to do so, (ii) the Board of Directors of the Company shall have recommended to the shareholders of the Company any Takeover Proposal or resolved to do so, or (iii) a tender offer or exchange offer for 20% or more of the outstanding shares of capital stock of the Company is announced or commenced, and the Board of Directors of the Company fails, within ten business days, to recommend against the shareholders of the Company tendering their shares into such tender offer or exchange offer;

                              (d)      by the Company, if the Company’s Board of Directors determines in its good faith business judgment (subject to compliance with Section 6.05), after consultation with independent legal counsel, that such termination is required in order for such Board of Directors to satisfy its duties to the Company imposed by Virginia Law by reason of a Takeover Proposal; provided that any termination of this Agreement by the Company pursuant to this Section 8.01(d) shall not be effective until the Company has made payment of the full fee required by Section 8.02(a) hereof;

                              (e)      by Acquiror or the Company, if the shareholders of the Company shall have failed to approve and adopt this Agreement and the Merger at a meeting (including any adjournment or postponements) duly convened therefor;

                              (f)      by Acquiror, upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 7.02(a) would not be satisfied (a "Terminating Company Breach"); provided, however, that, if such Terminating Company Breach is curable by the Company through the exercise of its best efforts and for so long as the Company continues to exercise such best efforts, Acquiror may not terminate this Agreement under this Section 8.01(f);

                              (g)      by Acquiror, (i) if on or before October 6, 2000 the Company fails to deliver to Acquiror any Phase I Assessment as required by Section 6.17 hereof, Acquiror provides notice of such failure and the Company fails to deliver all such Phase I Assessments within three business days after such notice, (ii) if on or before the tenth business day following a notice from Acquiror with respect thereto as required by Section 6.17 hereof, the Company fails to deliver to Acquiror any Phase II Assessment as required by Section 6.17 hereof, Acquiror provides notice of such failure and the Company fails to deliver all such Phase II Assessments within three business days after such notice, or (iii) at any time prior to the fifth business day following the delivery of all Phase II Assessments required by Section 6.17 hereof (or, if no such Phase II Assessments are so required, the tenth business day following the delivery of all Phase I Assessments required by Section 6.17 hereof), if any Phase I or Phase II Assessments identify any recognized environmental conditions or concerns that would or could reasonably be expected to result in remediation costs, liabilities and/or necessary compliance expenditures in the aggregate (taking into consideration all other expected remediation costs, liabilities and/or necessary compliance expenditures identified in the Phase I or Phase II Assessments) in excess of $1,000,000; or

                              (h)      by the Company, upon breach of any representations, warranty, covenant or agreement on the part of Acquiror set forth in this Agreement, or if any representation or warranty of Acquiror shall have become untrue, in either case such that the conditions set forth in Section 7.03 would not be satisfied ("Terminating Acquiror Breach"); provided, however, that, if such Terminating Acquiror Breach is curable by Acquiror through best efforts and for so long as Acquiror continues to exercise such best efforts, the Company may not terminate this Agreement under this Section 8.01(h). Acquiror’s agreement to deliver written notices as required by Section 6.17 shall not be considered curable, except as provided in the last sentence of Section 6.17.

                    SECTION 8.02.  Fees and Expenses. (a) The Company shall pay Acquiror a fee (an "Alternative Proposal Fee") equal to the sum of $10,000,000, less any Acquiror Expenses previously paid by the Company, if:

                    (i)      this Agreement is terminated pursuant to Section 8.01(c) or (d); or

                    (ii)     this Agreement is terminated pursuant to Section 8.01(e), and any Business Combination Transaction is thereafter consummated (or an agreement with respect thereto is entered into) within 12 months of such termination.

As used herein, the term "Business Combination Transaction" shall mean any of the following involving the Company: (1) any merger, consolidation, share exchange, business combination or other similar transaction (other than the Transactions); (2) any sale, lease, exchange, transfer or other disposition (other than a pledge or mortgage) of 20% or more of the assets of the Company in a single transaction or series of related transactions; (3) the acquisition by a person or entity or any “group” (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of beneficial ownership of 20% or more of the shares of Company Common Stock, whether by tender offer, exchange offer or otherwise; (4) the adoption by the Company of a plan of liquidation or the declaration or payment of an extraordinary dividend; or (5) the repurchase by the Company or any Company Subsidiary of 20% or more of the Shares.

                              (b)      Acquiror shall be entitled to receive the Acquiror Expenses in immediately available funds in the event that this Agreement is terminated by Acquiror pursuant to Section 8.01(b)(i) (subject to the proviso thereof), Section 8.01(e) or Section 8.01(g). The Company shall be entitled to receive the Company Expenses in immediately available funds in the event that this Agreement is terminated by the Company pursuant to Section 8.01(b)(i) (subject to the proviso thereof) or Section 8.01(h) due to a failure by Acquiror to obtain the financing necessary to consummate the Transactions, unless at the time of such termination Acquiror would have been entitled to terminate this Agreement pursuant to Section 8.01(g).

                              (c)      In the event of termination of this Agreement and the abandonment of the Merger pursuant to Section 8.01, all obligations of the parties hereto shall terminate except the obligations of the parties pursuant to this Section 8.02 and Sections 8.03, 8.04, 9.02, 9.03, 9.04, 9.05, 9.06, 9.07, 9.08, 9.09, 9.10, 9.11 and 9.12 and pursuant to the Confidentiality Agreement. No termination of this Agreement pursuant to Section 8.01(f) or 8.01(h) shall prejudice the ability of a non-breaching party from seeking damages from any other party for any breach of this Agreement, including, without limitation, attorneys’ fees and the right to pursue any remedy at law or in equity. Notwithstanding the foregoing, if either party is required to file suit to seek the Alternative Proposal Fee, Acquiror Expenses or Company Expenses, and it ultimately succeeds on the merits, it shall be entitled to all expenses, including attorneys’ fees, which it has incurred in enforcing its rights under this Section 8.02.

                              (d)      As used herein, "Acquiror Expenses" means all out-of-pocket expenses and fees actually incurred or accrued by Acquiror or Acquiror Sub or on their respective behalf in connection with the Transactions prior to the termination of this Agreement (including, without limitation, all fees and expenses of counsel, financial advisors, banks or other entities providing financing to Acquiror (including financing, commitment and other fees payable thereto), accountants, environmental and other experts and consultants to Acquiror and its affiliates, and all printing and advertising expenses) and in connection with the negotiation, preparation, execution, performance and termination of this Agreement, the structuring of the Transactions, any agreements relating thereto and any filings to be made in connection therewith.

                              (e)      As used herein, "Company Expenses" means all out-of-pocket expenses and fees actually incurred or accrued by the Company or on its behalf in connection with the Transactions prior to the termination of this Agreement (including, without limitation, all fees and expenses of counsel, financial advisors, accountants, environmental and other experts and consultants to the Company and its affiliates, and all printing and advertising expenses) and in connection with the negotiation, preparation, execution, performance and termination of this Agreement, the structuring of the Transactions, any agreements relating thereto and any filings to be made in connection therewith.

                              (f)      Except as set forth in this Section or elsewhere in this Agreement and except that the Company shall reimburse Acquiror for one-half of the HSR Act filing fee, all costs and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such expenses, whether or not any Transaction is consummated.

                    SECTION 8.03.  Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after the approval and adoption of this Agreement by the shareholders of the Company, no amendment may be made which would violate Virginia Law. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

                    SECTION 8.04.  Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

ARTICLE IX

GENERAL PROVISIONS

                    SECTION 9.01.  Non-Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement and any certificate delivered pursuant hereto by any person shall terminate at the Effective Time, except that the agreements set forth in Articles I and II and Section 6.06 shall survive the Effective Time indefinitely.

                    SECTION 9.02.  Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, facsimile, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.02):

                    if to Acquiror or Acquiror Sub:

                    Pilgrim’s Pride Corporation
                    110 South Texas
                    Pittsburg, Texas 75686-0093
                    Attention: Richard A. Cogdill
                    Facsimile: (903) 855-4934

                    with a copy to:

                    Baker & McKenzie
                    4500 Trammell Crow Center
                    2001 Ross Avenue
                    Dallas, Texas 75201
                    Attention: Alan G. Harvey
                    Facsimile: (214) 978-3099

                    if to the Company:

                    WLR Foods, Inc.
                    P.O. Box 7000
                    Broadway, Virginia 22815
                    Attention: James L. Keeler
                    Facsimile: (540) 896-0496

                    with a copy to:

                    Wharton Aldhizer & Weaver PLC
                    100 South Mason Street
                    P.O. Box 20028
                    Harrisonburg, Virginia 22801-7528
                    Attention: John W. Flora
                    Facsimile: (540) 434-5502

                    SECTION 9.03.  Certain Definitions. For purposes of this Agreement, the term:

                    (a)      "affiliate" of a specified person means a person who, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person;

                    (b)      "beneficial owner" with respect to any shares means a person who shall be deemed to be the beneficial owner of such shares (i) which such person or any of its affiliates or associates (as such term is defined in Rule 12b-2 promulgated under the Exchange Act) beneficially owns, directly or indirectly, (ii) which such person or any of its affiliates or associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding, (iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or associates or any person with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any such shares, or (iv) pursuant to Section 13(d) of the Exchange Act and any rules or regulations promulgated thereunder;

                    (c)       "business day" means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in New York, New York;

                    (d)       "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise;

                    (e)       "person" means an individual, corporation, partnership, limited partnership, syndicate, person (including, without limitation, a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government; and

                    (f)      "subsidiary" or "subsidiaries" of any person means any corporation, partnership, joint venture or other legal entity of which such person (either alone or through or together with any other subsidiary), owns or has rights to acquire, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

                    SECTION 9.04.  Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

                    SECTION 9.05.  Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of Article II and Section 6.06 (collectively, the "Third Party Provisions"), nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

                    SECTION 9.06.  Incorporation of Schedules. The Company Disclosure Schedule referred to herein and signed for identification by the parties hereto is hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

                    SECTION 9.07.  Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

                    SECTION 9.08.  Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE RULES OF CONFLICTS OF LAW THEREOF. ALL ACTIONS AND PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE HEARD AND DETERMINED IN ANY COURT SITTING IN THE STATE OF DELAWARE.

                    SECTION 9.09.  Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                    SECTION 9.10.  Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                    SECTION 9.11.  Waiver of Jury Trial. Each of Acquiror, the Company and Acquiror Sub hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of Acquiror, the Company or Acquiror Sub in the negotiation, administration, performance and enforcement thereof.

                    SECTION 9.12.  Entire Agreement. This Agreement, the Company Disclosure Schedule, the Confidentiality Agreement and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

[Signature page follows.]

                    IN WITNESS WHEREOF, Acquiror, Acquiror Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                                                       PILGRIM’S PRIDE CORPORATION

                                                                       By  /s/ Lonnie Bo Pilgram
                                                                             Lonnie “Bo” Pilgrim
                                                                             Chairman of the Board

                                                                       PPC ACQUISITION CORP.

                                                                       By  /s/ Lonnie Bo Pilgram
                                                                             Lonnie “Bo” Pilgrim
                                                                             Chairman of the Board

                                                                       WLR FOODS, INC.

                                                                       By  /s/ James L. Keeler
                                                                       Name:  James L. Keeler
                                                                       Title:  CEO and President

APPENDIX B

September 27, 2000

The Board of Directors of
WLR Foods, Inc.
P.O. Box 7000
Broadway, VA 22815

Ladies and Gentlemen:

You have requested that BMO Nesbitt Burns Corp. ("Nesbitt Burns") render an opinion, as investment bankers, as to the fairness from a financial point of view to the holders of the outstanding shares of Common Stock, no par value (the "Shares"), other than the Buyer (as defined below), Merger Sub (as defined below), and their affiliates, of WLR Foods, Inc. (the Company") of the consideration to be received by such holders pursuant to the terms of the Agreement and Plan of Merger, dated as of September September 27, 2000 (the "Merger Agreement"), among Pilgrim's Pride Corporation (the "Buyer"), PPC Acquisition Corp., a wholly owned subsidiary of the Buyer ("Merger Sub") and the Company. As more fully described in the Merger Agreement, (i) Merger Sub will be merged with and into the Company (the "Merger") and (ii) each outstanding Share will be converted into the right to receive $14.25 in cash (the "Merger Consideration").

Nesbitt Burns, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Nesbitt Burns has acted as financial advisor to the Company with respect to the Merger for which we will receive a fee for our services, a significant portion of which is contingent upon consummation of the Merger. We have in the past provided certain investment banking services to the Company, and certain of our affiliates have provided corporate banking services to the Company and the Buyer from time to time, for which they have received or will receive customary fees and, with respect to the Company, warrants to purchase Shares, and we may provide investment and corporate banking services to the Company or Buyer and their respective affiliates in the future. In addition Harris Trust and Savings Bank, an affiliate of Nesbitt Burns, has provided the Buyer with a commitment letter in connection with the financing of the Merger for which Harris Trust and Savings Bank received customary fees. Nesbitt Burns provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold securities, including derivative securities, of the Company or Buyer for its own account and for the accounts of customers.

In connection with our opinion, we reviewed, among other things,

  the Merger Agreement;
  annual reports to stockholders and annual reports on Form 10-K of the Company for the five fiscal years ended July 3, 1999, June 27, 1998, June 28, 1997, June 29, 1996 and July 1, 1995;
  audited financial statements for fiscal year 2000 ended July 1;
  interim reports to stockholders and quarterly reports on Form 10-Q of the Company;
  other communications from the Company to its stockholders; and
  certain internal financial analyses and forecasts for the Company prepared by its management.

Nesbitt also held discussions with members of the management of the Company regarding its past and current business operations, financial condition and future prospects.

In addition, Nesbitt Burns:

  reviewed the reported price and trading activity for the Shares;
  compared certain financial and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded;
  reviewed the financial terms of certain recent business combinations in the Company’s industries specifically and in other industries generally; and
  performed such other studies and analyses as Nesbitt Burns considered appropriate.

In rendering our opinion, we have assumed and relied upon the accuracy and completeness of all information supplied or otherwise made available to us by the Company or obtained by us from other sources, and upon the assurance of the Company’s management that they are not aware of any information or facts that would make the information provided to us incomplete or misleading. We have not independently verified such information, undertaken an independent appraisal of the assets or liabilities (contingent or otherwise) of the Company, or been furnished with any such appraisals. With respect to financial forecasts for the Company, we have been advised by the Company, and we have assumed, without independent investigation, that they have been reasonably prepared and reflect the best currently available estimates and judgment of management as to the expected future financial performance of the Company.

Our opinion is necessarily based upon financial, economic, market and other conditions as they exist, and the information made available to us, as of the date hereof. We disclaim any undertakings or obligations to advise any person of any change in any fact or matter affecting the opinion which may come or be brought to our attention after the date of the opinion.

Our opinion does not constitute a recommendation as to any action the Board of Directors of the Company or any stockholder of the Company should take in connection with the Merger or any aspect thereof and is not a recommendation to any person on how such person should vote with respect to the Merger. Our opinion relates solely to the fairness, from a financial point of view, of the Merger Consideration to the stockholders of the Company other than the Buyer, Merger Sub and their affiliates. In connection with its engagement, Nesbitt Burns was requested to approach, and held discussions with, a limited number of third parties to solicit indications of interest in the possible acquisition of the Company or certain of its assets. We express no opinion herein as to the relative merits of the Merger and any other transactions or business strategies discussed by the Board of Directors of the Company as alternatives to the Merger or the decision of the Board of Directors of the Company to proceed with the Merger, nor do we express any opinion on the structure, terms or effect of any other aspect of the Merger or the other transactions contemplated by the Merger Agreement.

Our opinion has been prepared at the request and for the use of the Board of Directors of the Company in evaluating the fairness from a financial point of view of the Merger Consideration to the stockholders of the Company other than the Buyer, Merger Sub and their affiliates, and shall not be reproduced, summarized, described or referred to, or provided to any other person, or used for any other purpose, without our prior written consent, except that this letter may be reproduced in full, subject to our review and consent to the manner of reproduction and distribution, in filings with the Securities and Exchange Commission that are necessary in connection with the Merger.

Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion, as investment bankers, that as of the date hereof the Merger Consideration to be received by the holders (other than the Buyer, Merger Sub and their affiliates) of Shares in the Merger is fair from a financial point of view to such holders.

Very truly yours,

  /s/  BMO Nesbitt Burns Corp.

BMO Nesbitt Burns Corp.

APPENDIX C

PRELIMINARY COPY

PROXY VOTE AUTHORIZATION

SPECIAL MEETING [NOVEMBER 30, 2000]
CUSIP NUMBER 929286 10 2

RECORD DATE OCTOBER 9, 2000

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints William D. Wampler, William H. Groseclose, Jr., and Phillip C. Stone, any or all of whom may act, with full power of substitution, as proxies to vote, as designated below, at the special meeting of shareholders to be held [November 30, 2000], and at any adjournment thereof, the shares of WLR Foods, Inc. common stock held of record by the undersigned as of October 9, 2000. The shares to which this proxy relates will be voted as specified. If no specification is made, such shares will be voted in favor of the proposal set forth on this proxy.

 PROPOSAL ONE: APPROVAL OF MERGER

A proposal to approve and adopt the Agreement and Plan of Merger dated September 27, 2000, among WLR Foods, Inc., Pilgrim's Pride Corporation and a wholly-owned subsidiary of Pilgrim's Pride Corporation by which WLR Foods, Inc. will become a wholly-owned subsidiary of Pilgrim's Pride Corporation and all shares of WLR Foods common stock outstanding immediately prior to the merger will be converted into the right to receive $14.25 per share in cash, subject to applicable withholding taxes, if any, all as more fully explained in the accompanying Proxy Statement.

FOR

AGAINST

ABSTAIN

____________________________________________
                                                  Date

____________________________________________
                                              Signature

____________________________________________
                                Signature if Held Jointly

IMPORTANT: WHEN STOCK IS IN TWO OR MORE NAMES ALL SHOULD SIGN. WHEN SIGNING AS AN ATTORNEY-IN-FACT, EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN, PARTNER OR OFFICER OF A CORPORATION, GIVE TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AN AUTHORIZED PERSON.

Account Number

Shares